As filed with the Securities and Exchange Commission on May 8, 2009

Registration Statement No. 333-158286

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	75-3117389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

(914) 631-1435

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Kessel

President and Chief Executive Officer

Environmental Power Corporation

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

(914) 631-1435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Dennis Haines Vice President and General Counsel Environmental Power Corporation 120 White Plains Road, 6th Floor Tarrytown, New York 10591 Tel: (914) 631-1435 Fax: (914) 631-1436	Scott Pueschel, P.C. Pierce Atwood LLP One New Hampshire Avenue, Suite 350 Portsmouth, New Hampshire 03801 Tel: (603) 433-6300 Fax: (603) 433-6372

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
14% Convertible Notes due January 1, 2014	$5,000,000(1)	$5,000,000(1)	$279(2)
Common stock(3)	(3)	n/a	n/a

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Previously paid.
(3)	This registration statement also registers up to 925,926 shares of the registrant’s common stock, $0.01 par value per share, as may be issued from time to time upon conversion of the debt securities registered hereunder, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act.

The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 8, 2009

Prospectus

Energy that is… Beyond Renewable®

$5,000,000

14% Convertible Notes due January 1, 2014

We are offering our 14% Convertible Notes due January 1, 2014, referred to as the notes, in the aggregate original principal amount of $5,000,000. The notes will bear interest at the rate of 14% per year. Interest will be paid on January 1 and July 1 of each year, commencing on July 1, 2009 (or if such date is not a business day, then on the next business day), subject to limited exceptions if the notes are converted or redeemed prior to an applicable interest payment date.

The notes are not listed for trading on any national securities exchange, and we have no plans to list the notes on any exchange. There is no established trading market for the notes.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “EPG.” On May 7, 2009, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.56 per share.

An investment in the notes involves a high degree of risk. Potential investors are advised to read the prospectus in its entirety. Please see the section entitled “RISK FACTORS” beginning on page 7 of this prospectus to read about risks you should consider carefully before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price	100%	$5,000,000
Underwriting discount	6%	$300,000
Proceeds, before expenses, to us	94%	$4,700,000

The offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from the date of original issuance of the notes.

We estimate the total expenses of this offering, excluding the underwriting discount, will be approximately $225,000.

The underwriter is expected to deliver the notes in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about                     , 2009.

ZIEGLER CAPITAL MARKETS

a division of B.C. Ziegler and Company

The date of this prospectus                     , 2009

ABOUT THIS PROSPECTUS

We are offering to sell, and seeking offers to buy, our notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the notes and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus or any document incorporated by reference herein is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

The following summary highlights the key information contained elsewhere or incorporated by reference in this prospectus. It does not contain all the information that may be important to you. You should carefully read this prospectus as well as the documents incorporated by reference in this prospectus in their entirety, especially the discussion of “RISK FACTORS”, before deciding to invest in the notes. In this prospectus, when we use phrases such as “we,” “our” and “us,” we are referring to Environmental Power Corporation and its subsidiaries as a whole, except where it is clear from the context that any of these terms refers only to Environmental Power Corporation or a particular subsidiary.

ENVIRONMENTAL POWER CORPORATION

Overview

We are a developer, owner, and operator of renewable energy production facilities. Our goal is to produce Energy that is . . . Beyond Renewable®, which we define as energy that not only uses waste materials instead of limited resources, but that also is clean, reliable, and cost-effective.

Our wholly owned subsidiary, Microgy, Inc., referred to as Microgy, is a developer of renewable energy facilities for the production and commercial application of methane-rich biogas produced from livestock and food industry wastes, as well as wastes from other organic sources. The biogas is a versatile renewable energy source and can be sold to an end user or used to produce pipeline-grade methane, which we refer to as renewable natural gas, or RNG®, liquefied natural gas, or LNG, compressed natural gas, or CNG, renewable electrical energy or thermal energy as well as other useful by-products. Microgy’s systems utilize a proven biogas production technology that we believe is superior to other such technologies.

Microgy intends to continue to focus on a strategy of developing large-scale standardized facilities utilizing an ownership model, pursuant to which Microgy will construct, own and operate facilities and profit from the ongoing sale of biogas or RNG produced by such facilities, as well as sales of greenhouse gas sequestration credits or other marketable environmental benefits. The strategy encompasses the construction and operation of stand-alone plants like the Huckabay Ridge facility described below, as well as facilities dedicated to the needs of a single customer at one or more customer locations. Microgy’s goal is to negotiate mid- to long-term offtake arrangements through which it can obtain a premium price for the gas produced by its facilities.

Microgy began commercial operations at the Huckabay Ridge facility in Stephenville, Texas in the first quarter of 2008. Huckabay Ridge consists of eight 916,000-gallon digesters which operate together to process the manure from approximately 10,000 dairy cows. The gas is treated and compressed to produce pipeline-grade methane. Huckabay Ridge is expected to produce approximately 635,000 million British Thermal Units, or MMBtus, of pipeline-grade methane per year.

Microgy also operates three single digester facilities in Wisconsin. In accordance with our previous business model of selling digester facilities to farms, Microgy sold these projects to the farms on which they are located and developed them in conjunction with Dairyland Power Cooperative, an electric cooperative utility, referred to as Dairyland. The biogas from these projects is used by Dairyland to generate electricity.

Environmental Power and Microgy pursue Microgy’s business through several subsidiaries and special purpose entities. The principal such entity is Microgy Holdings, LLC, which was formed in 2006 as a subsidiary of Environmental Power Corporation in connection with the $60 million tax-exempt bond financing we completed in November 2006 relating to the construction and operation of four RNG® facilities in Texas, including the Huckabay Ridge facility, and which is the obligor for our $62.425 million tax-exempt bond financing we completed in September 2008 relating to our proposed California facilities. We currently anticipate pursuing an additional $26.02 million in tax-exempt bond financing in California. The assets financed by the Texas and California tax-exempt bond financings are pledged as collateral to secure such obligations. The debt held by Microgy Holdings is non-recourse to Environmental Power, although Environmental Power is required to provide at least 20% of the construction costs of these facilities, as well as to cover any cost overruns in construction and certain other costs. Another such entity is Microgy Grand Island, LLC, which was formed to own and operate our facility currently under construction at the JBS Swift & Co. beef processing facility in Grand Island, Nebraska, and which is the obligor under our $7.0 million tax-exempt bond financing for such facility.

In the past, we operated in two major segments: through Microgy, as described above, and through EPC Corporation and its subsidiary, Buzzard Power Corporation, referred to as Buzzard, as holder of a leasehold interest in a waste-coal fired generating facility in Pennsylvania known as the Scrubgrass facility. On February 29, 2008, we completed the disposition of the leasehold interest in the Scrubgrass facility, as it was no longer within our core business model. As a result, for financial reporting purposes, we are now consolidating all segments of continuing operations and reporting the results of Buzzard as “discontinued operations”. We now operate only in Microgy’s renewable energy segment.

Risk Factors

Investing in the notes involves a high degree of risk. You should carefully consider all of the information included and incorporated by reference in this prospectus. In particular, you should consider carefully the factors discussed under “RISK FACTORS” beginning on page 7 of this prospectus, before deciding to invest in our common stock.

Corporate Information

Environmental Power Corporation was incorporated in May 2003 and is the successor holding company to our subsidiary, EPC Corporation, which was originally incorporated in Delaware in 1986. EPC Corporation became a publicly traded company in 1986, and its successor, Environmental Power Corporation is currently quoted on The NASDAQ Capital Market (symbol: EPG). The address of our principal executive offices is 120 White Plains Road, Suite 610, Tarrytown, New York 10591-5546 and our telephone number is (914) 631-1435. Our Internet address is www.environmentalpower.com. The information on our Internet website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

Ratio of Earnings (Deficit) to Fixed Charges

	Three Months Ended March 31, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings (deficit) to fixed charges	(1.0)	(4.1)	(4.9)	(29.0)	(39.3)	(60.2)

THE OFFERING

The Company	Environmental Power Corporation, a Delaware corporation.

Securities Offered	Our 14% Convertible Notes due January 1, 2014, referred to as the notes, in the aggregate original principal amount of $5,000,000, to be sold in denominations of $5,000 or whole multiples of $1,000 in excess thereof.

Unsecured Debt	The debt evidenced by the notes is not secured by any of our assets or any other assets.

Voluntary Conversion	Holders may voluntarily convert the notes into shares of our common stock, $0.01 par value per share, referred to as the common stock, on any date after the issuance date at a conversion price determined as follows:

Conversion Date	Conversion Price
From the Issue Date through December 31, 2009	$5.40
From January 1, 2010 through December 31,2010	$6.35
From January 1, 2011 through December 31, 2011	$7.65
From January 1, 2012 through December 31, 2012	$9.75
From January 1, 2013 through December 31, 2013	$11.00

The applicable Conversion Price will be adjusted proportionately if:

•	we dividend or distribute shares of our common stock to the holders of our common stock;

•	we split, subdivide or combine our common stock; or

•	we reclassify or recapitalize our common stock.

Repurchase Upon a Change in Control	Upon the acquisition by a person or group of persons acting in concert of a majority of the voting shares (including warrants or rights to purchase or exchange for voting shares) of Environmental Power Corporation, referred to as a Change in Control, holders of the notes will have the right to require us to repurchase, and we will have the right to require holders of the notes to sell to us, all or any portion of the notes at a price described herein.

Mandatory Conversion at Our Option or Redemption	At any time after the third anniversary of the date of the first issuance of notes (March 13, 2009), we may require the holders to convert all of the notes into common stock if at the time less than 20% of the aggregate principal amount of securities originally issued remain outstanding and the conversion market price is greater than the stock price on the date the notes were originally issued, provided that such holders shall have the right to elect not to have their securities converted to common stock, in which case their securities shall be redeemed at the redemption price equal to 110% of the principal amount thereof, plus accrued interest.

Optional Redemption	At any time after the third anniversary of the date of first issuance of the notes (March 13, 2009), we have the right to redeem all or part of the notes at a redemption price equal to 110% of the principal amount of the notes to be redeemed plus accrued interest through the day prior to the redemption date, provided that our common stock has traded at a volume weighted average price of at least $6.40 per share for the 45-day period ending on the date immediately prior to the date on which we give notice of such redemption.

Mandatory Redemption upon Certain Sales of Assets or Certain Sale and Leaseback Transactions	The notes are subject to redemption in whole or in part at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest through the day prior to the redemption date, to the extent that we or one of our subsidiaries engaged in an Asset Sale, as defined, or certain sale and leaseback transactions, and the net proceeds of such Asset Sale or sale and leaseback transactions are not reinvested in a permitted business as described herein, within two years of the receipt thereof.

Maturity Date	January 1, 2014.

Interest Rate Calculation	The interest rate on the notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Interest Payment Dates	Interest on the notes will be payable January 1 and July 1 of each year commencing July 1, 2009, and on any date the principal of the notes is paid, including at maturity or if such day is not a business day, the immediately succeeding business day, and on any conversion date applicable to such notes (except as otherwise provided herein), each of which is referred to as an interest payment date.

Defaults and Remedies	The principal of and accrued interest on all of the notes may be declared immediately due and payable upon the occurrence and continuation of certain events of default described in the Trust Indenture, dated as of March 1, 2009, by and between us and Wells Fargo Bank, National Association, in its capacity as trustee, paying agent, registrar and exchange agent, referred to as the trustee, as amended and supplemented by the First Supplemental Trust Indenture, dated as of March 1, 2009. The Trust Indenture, as so amended and supplemented, is referred to as the indenture. See “DESCRIPTION OF THE NOTES AND THE INDENTURE—Events of Default and Remedies.”

Outstanding and Additional Notes	The indenture provides that we may issue notes having an aggregate principal amount of $53,000,000, inclusive of the principal amount of the notes offered hereby and notes currently outstanding. As of the date hereof, we have issued $5,000,000 aggregate original principal amount of the notes under the indenture and have entered into an agreement with the licensor of Microgy’s technology to issue an additional $3,000,000 original principal amount of the notes as payment for certain license fees in a private placement transaction. We may issue additional notes from time to time up to this aggregate amount.

Trustee, Exchange Agent, Paying Agent and Registrar	Wells Fargo Bank, National Association.

Amendments to Indenture	We and the trustee have the right to amend the indenture in certain instances without the consent of the holders of the notes. See “DESCRIPTION OF THE NOTES AND THE INDENTURE.”

Payments	We are required to pay to the trustee, on each interest payment date, the amount necessary to make the amount on deposit in the interest account equal to the amount of accrued and unpaid interest on the notes payable on that interest payment date. We are required to pay to the trustee such amounts as are required to pay the principal or the redemption price of the notes at the time and in the manner provided in the indenture. No payment of principal is scheduled to be made until the maturity date. See “DESCRIPTION OF THE NOTES AND THE INDENTURE.”

Risk Factors	Investment in the notes involves a high degree of risk. There are a number of risks that may affect the repayment of the notes. See “RISK FACTORS.”

Federal Income Tax Consequences	Some federal income tax consequences are associated with purchasing, holding and disposing of the notes. Prospective investors are urged to consult their own tax advisors regarding the tax consequences of acquiring, holding or disposing of the notes. See “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

Net proceeds	We estimate that the net proceeds from this offering will be approximately $4,475,000, after deducting the underwriting discount and commission and the estimated offering expenses payable by us.

Use of proceeds

Our subsidiary, Microgy Holdings, LLC, referred to as Microgy Holdings, has, together with its subsidiaries, entered into project financings in Texas, California and Nebraska in the form of tax-exempt bond financings described elsewhere in this prospectus. The proceeds of the notes will be contributed by us as equity to Microgy Holdings or Microgy Grand Island, LLC pursuant to the support agreements entered into by us in connection with the Texas, California and Nebraska project financings, which require us to make these equity contributions to fund certain costs relating to the construction and operation of the facilities. In addition, we are issuing the notes pursuant to the loan agreement and related documentation entered into by Microgy Holdings in connection with the California project financing, which includes as a condition to Microgy Holdings’ ability to draw the proceeds of such financing that we raise at least $45 million in additional capital, of which $17.5 million must be available for the construction and operation of Microgy Holdings’ facilities in California. In the event that we do not sell any additional bonds to finance our proposed Bar 20 facility in California, the Bar 20 facility, which is currently a proposed part of such facilities, will not be part of such California project, and the foregoing capital requirements will be reduced to $39,825,000 and $12,325,000, respectively.

The costs of construction and operation of the Texas, California and Nebraska facilities which may be funded with the proceeds of this offering include, among other things, costs of materials, equipment and labor, debt service, license fees which may become due to Danish Biogas Technology, A.S. referred to as DBT, the licensor of Microgy’s anaerobic digestion technology, under Microgy’s license agreement with DBT, operations and maintenance costs, and reimbursement or repayment of Environmental Power or its affiliates of equity contributions, subordinated debt or other project-related expenses advanced by us or such affiliates in anticipation of receipt of the proceeds of this offering.

We will need to raise substantial additional financing, in addition to the proceeds of this offering, in the first half of 2009, as outlined above, to finance development and construction of our planned projects, to fund ongoing general and administrative expenses associated with our corporate overhead, as well as interest and dividend requirements, and to continue as a going concern. If we are unable to raise sufficient additional financing on a timely basis, we may have to reduce the number of projects we construct, or even curtail or cease our business operations.

Source of Repayment of the Notes	We intend to repay the notes from cash flow derived by us from our ownership and operation of Microgy’s projects in California, Texas, Nebraska and elsewhere, or from other sources of income we may develop from time to time.

Book-Entry, Delivery and Form	The notes will initially be issued in the form of one or more global securities registered in the name of The Depository Trust Company, referred to as DTC, as depositary, or a nominee of the depositary. A global security may not be transferred or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. Only the person in whose name a note is registered is recognized as the holder of that note. Consequently, for notes issued in global form, we will recognize only the depositary as the holder of the notes, and we will make all payments on the notes to the depositary. See “DESCRIPTION OF THE NOTES AND THE INDENTURE—Legal Ownership of Securities.”

Notes Not Listed for Trading	The notes are not expected to be listed for trading on any market. Our common stock is traded on The NASDAQ Capital Market under the symbol “EPG.”

RISK FACTORS

Investing in our securities, including the notes and our common stock, involves a high degree of risk. Prospective purchasers are advised to read this prospectus, as well as each of the documents incorporated by reference in this prospectus, in their entirety. Prospective investors should carefully consider the following risk factors, as well as other information set forth in this prospectus and the documents incorporated by reference, before making an investment in the notes.

The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations and adversely affect our prospects. The order in which such risks are presented does not necessarily reflect the relative importance of such risks or the likelihood that any of the events or circumstances described below will occur or exist.

If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, we may not be able to make timely payments, or any payments, on amounts owed under the notes, and you may lose all or part of the money you paid to buy the notes.

Risks Relating to Our Business

We have experienced losses to date, and we anticipate that we will continue to experience losses through at least 2010, which means that we will have to raise significant additional financing in the first half of 2009 in order to continue our business operations.

We are a company in the process of pursuing an aggressive and novel business approach to the construction and operation of renewable energy facilities and the production of renewable natural gas. As noted below, our sole operating business, Microgy, is in the early stages of its development. As a result, we have a history of losses. For the three months ended March 31, 2009, we incurred a net loss from continuing operations of $2,935,000. For the year ended December 31, 2008, we incurred a net loss from continuing operations of $22,996,000, which includes a non-cash, non-recurring expense for the impairment of goodwill of $4,913,000. For the years ended December 31, 2007 and 2006, we incurred net losses from continuing operations of $11,161,000, and $11,399,000, respectively. We expect to continue to incur losses, reduce our earnings or, as the case may be, add to our earnings deficit as we seek to further develop our business. We currently expect that these ongoing losses will adversely affect our financial condition through at least 2010. As a result of these losses, we anticipate that we will, in all likelihood, have to rely on external financing for most of our capital and operational requirements. Even after completion of this offering, we will need to raise substantial additional financing in the first half of 2009 in order to finance development and construction of our planned projects, to fund ongoing general and administrative expenses associated with our corporate overhead as well as interest and dividend requirements and to continue as a going concern. We currently have no commitments for any such financing. We cannot assure you such financing will be available on reasonable terms or in a timely fashion, or at all, particularly in the current economic environment, in which capital raising activities are especially challenging. Future losses are likely to continue unless we successfully implement our business plan. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations and avoid defaulting on our corporate and subsidiary debt and other obligations. Our inability to obtain adequate financing would likely result in the need to reduce the number of projects we construct and even to curtail or cease our business operations and would materially impair the value of your investment in our securities, including the notes and our common stock.

Our sole operating business, Microgy, has limited operating history from which to evaluate its business and products.

Our sole operating business, Microgy, was formed in 1999 and remains in the early stages of its development. Microgy is developing facilities that use environmentally friendly anaerobic digestion and other technologies to produce biogas from animal and organic wastes. Although Microgy has developed and is operating three single digester facilities in Wisconsin and the multi-digester Huckabay Ridge facility, Microgy still has limited experience in the construction and operation of multiple digester facilities such as those Microgy is currently constructing or intends to construct, and limited experience in gas conditioning or the sale of gas as a commodity. In addition, Microgy has experienced challenges during the startup and initial operation of the Huckabay Ridge facility that have resulted in outages for corrective measures. We took advantage of such an outage to complete comprehensive upgrades to process-instrumentation and controls, the gas conditioning system, and the gas-collection system in order to achieve anticipated performance levels. While we gained valuable knowledge as to our processes and incorporated the lessons learned into future projects, we cannot assure you that similar challenges will not be encountered with respect to future facilities. Because of Microgy’s limited experience, there is a risk that Microgy may never be profitable.

Microgy cannot predict when any facility will be completed, what Microgy’s costs will be or, consequently, whether Microgy or any facility developed by Microgy will be profitable.

Development of Microgy’s facilities is an inherently risky activity, subject to significant uncertainties and a lengthy development cycle. Uncertainties and risks include those relating to costs and availability of supplies and labor, costs and quality of facility components and installation services, fluctuations in the prices available for the sale of facility output and timing of completion of construction and commencement of commercial operations. Furthermore, obtaining the large number of agreements, permits and approvals necessary to develop, install, operate and manage any of Microgy’s facilities, as well as to market the energy and other co-products and to provide necessary related resources and services, involves a long development cycle and decision-making process. Microgy is required to enter into or obtain some or all of the following in connection with the development of its facilities:

•	Off-take interconnection agreements;

•	Site agreements;

•	Supply contracts;

•	Design/build or other construction-related agreements;

•	Off-take agreements for gas produced;

•	Power sales contracts for facilities dedicated to the generation of electricity;

•	Agreements for the sale of greenhouse gas offset credits or other tradable environmental attributes;

•	Various co-product sales agreements;

•	Waste disposal agreements;

•	Environmental and other permits and licenses;

•	Government approvals; and

•	Financing commitments required for the successful completion of facilities under consideration.

Microgy’s failure to accomplish any of these objectives could materially increase the cost, or prevent the successful completion of, development or operation of facilities and incur the loss of any investment made. Many of these objectives are dependent upon decisions by third parties. Delays in such parties’ decision-making process are outside of our control and may have a negative impact on our development costs, cost of operations, receipt of revenue and revenue projections. We expect that, in some cases, it may take a year or more to obtain decisions on permits and approvals and to negotiate and close these complex agreements. Such delays could harm our operating results and financial condition.

As a result of the foregoing uncertainties we are unable to project with certainty Microgy’s organizational, structural, staffing or other overhead costs, the construction or operating costs associated with any facility, or whether any facility, or Microgy as a whole, will generate a profit. If Microgy fails to generate a profit, your investment in our securities will be materially adversely affected.

If we are unable to obtain needed financing for Microgy’s facilities, the value of our Microgy investment may be reduced significantly.

Because we have not yet generated sufficient positive cash flow, and do not expect to do so until at least 2011, we do not have adequate funds on hand to complete construction of the facilities we currently have planned. We are seeking and will require corporate, project or group financing to fund the cost of any development we may decide to pursue for Microgy’s facilities. This financing may be difficult or impossible for us to obtain, particularly in the current economic environment, in which capital raising activities are especially challenging. If we are unable to obtain such financing, the value of our Microgy investment may be reduced significantly, and we may be required to substantially curtail our business or completely cease construction or operation of any facilities. The availability of additional financing will depend on prospective lenders’ or investors’ review of our financial capabilities as well as specific facilities and other factors, including their assessment of our ability to construct and manage each facility successfully and the current state of the economy. Such financing may not be available to us on acceptable terms, or at all. If we are unable to obtain the required financing, we will have to reduce the number of projects we construct and may even have to curtail or cease our business operations, which would have a material adverse effect on your investment in our securities.

If Microgy is unable to obtain sufficient manure and substrate for its facilities at an acceptable cost, such facilities, and Microgy as a whole, will likely not be profitable.

The performance of Microgy’s facilities is dependent on the availability of large quantities of animal manure and substrates derived from animal and other organic waste resources to produce raw energy and meet performance standards in the generation of renewable natural gas. A substantial portion of the gas production of Microgy’s facilities is derived from the co-digestion contribution enabled by substrate. While Microgy has or is expected to have agreements relating to the supply of manure and substrate, these agreements may not cover all of Microgy’s requirements for such resources, and Microgy will be subject to the ability of the counterparties to such agreements to perform their obligations thereunder. Lack of manure or substrate or adverse changes in the nature or quality of such waste resources or the cost to supply or transport them would seriously affect the ability of Microgy’s facilities to produce gas at profitable levels and, consequently, its ability to develop and finance facilities and to operate efficiently and generate income. As a result, its revenue and financial condition would be materially and negatively affected. For example, Microgy has recently experienced a decline in the volume of high quality substrate used by its Huckabay Ridge facility as a result of current economic conditions, which has had a negative impact on the facility’s operations. We cannot assure you that the waste resources Microgy’s facilities require will be available in the future in acceptable quantity or quality, for free or at prices that make them affordable or accessible.

Microgy is expected to derive a significant portion of its revenues from the sale of renewable natural gas; as a result it may have some exposure to volatility in the commodity price of natural gas.

Microgy is expected to derive a significant portion of its revenues from the sale of renewable natural gas. Microgy typically enters into medium-to-long-term off-take arrangements for the gas produced by its facilities as part of the planning and development of such facilities, and may enter into other hedging arrangements, in order to mitigate the associated commodity price risk. Furthermore, our subsidiary, Microgy Holdings, is required by the terms of its tax-exempt bonds to maintain certain gas price protection arrangements for specified periods of time. We believe that these arrangements will be considered normal purchases and sales and will not be subject to derivative accounting. However, there may be times when such off-take and hedging arrangements expire or otherwise terminate before new arrangements are put in place, and such arrangements are subject to the creditworthiness of the counterparties to them. In addition, we cannot assure you that any such risk management vehicles will always be available or successful. Because renewable natural gas commands a premium over, but still tracks prices for, conventional natural gas, Microgy will be exposed, to the extent not covered by long-term contracts, to market risk with respect to the commodity pricing of conventional natural gas. Historically, natural gas prices have been volatile and Microgy expects such volatility to continue.

We expect revenues from sales of greenhouse gas sequestration credits and other environmental attributes, but the market for such attributes is nascent and may not develop in a manner that allows us to profit from the sales of such credits to the level projected, or at all.

The multiple digester facilities that we plan to implement through Microgy Holdings and our other subsidiaries are expected to produce greenhouse gas offset credits and other marketable environmental attributes. While there exist trading markets for these attributes, and additional trading markets or other commercial avenues may develop, the existing trading markets are new and experience thin trading and price volatility, which can hinder sales of credits and make their value unpredictable. The quantity of credits that may be generated are a function of the carbon credit offset characteristics as determined by protocols used to document and verify the carbon offset value. These protocols continue to evolve, and changes in these protocols could substantially diminish further carbon credit eligibility. Furthermore, much of the participation in these markets is voluntary, in response to social and environmental concerns, as opposed to being driven by regulatory requirements. While many states and the federal government are pursuing or are considering carbon emissions limits and related initiatives that may spur greater development of and participation in these markets, we are unable to determine the effect of these initiatives on these markets. We cannot assure you that these trading markets will develop further, or even that they will continue to exist. In addition, many of our agreements with our business partners and investors require us to share such credits or any revenues we derive from sales of such credits, and agreements we negotiate in the future may also include such requirements. As a result of the foregoing, we may recognize significantly smaller revenues than we anticipate from the sale of greenhouse gas sequestration credits or other environmental attributes.

We have pledged all of our interest in our facilities in Texas and California as security for the loans relating to Microgy Holdings’ tax-exempt bond financings in those jurisdictions, and our subsidiary, Microgy Grand Island, LLC, has entered into a financing lease with respect to the Grand Island facility.

We have invested, and expect to invest, substantial funds and resources in the Huckabay Ridge facility and the other multi-digester, renewable natural gas facilities in Texas, California and Nebraska. We have pledged all of our interest in the Huckabay Ridge facility, as well as the Rio Leche, Cnossen and Mission facilities in Texas as collateral security for the loan to our subsidiary, Microgy Holdings, from the Gulf Coast Industrial Development Authority of Texas relating to the $60 million tax-exempt bond financing we completed in November 2006. We have pledged all of our interest in the Riverdale and Hanford facilities in California as collateral security for the loan to our subsidiary, Microgy Holdings, from the California Statewide Communities Development Authority relating to the $62.425 million tax-exempt bond financing we completed in September 2008, and we expect to pledge all of our interest in the proposed Bar 20 facility in California if we pursue and are successful in closing a $26.02 million second tranche of such financing. While these loans are non-recourse to Environmental Power, Environmental Power is required to provide at least 20% of the construction costs of these facilities, as well as to cover any cost overruns in construction and certain other significant costs, which represents a substantial investment of corporate resources. If Microgy Holdings were to default on these loans, we would lose some or all of our investment in the Texas and California facilities, which would have a material adverse effect on our business, financial condition and results of operations. In addition, our subsidiary, Microgy Grand Island, LLC, has entered into a $7.0 million sale and leaseback transaction with the City of Grand Island, Nebraska in connection with its tax-exempt bond financing in Nebraska to finance the construction of the Grand Island facility, and has guaranteed the City’s obligations under the tax-exempt bonds. Environmental Power has equity contribution and support obligations with respect to the Grand Island facility that are substantially similar to those under the Texas and California financings. If Microgy Grand Island defaults on its lease and guarantee obligations to the City of Grand Island, we would lose some or all of our investment in the Grand Island facility, which would have a material adverse effect on our business, financial condition and results of operations.

Microgy faces competition in the renewable energy market as well as for the resources necessary to operate its facilities.

Microgy plans to generate revenue from the development and ownership of facilities that market renewable, “green” energy in addition to providing pollution control features to the agricultural and food industry markets. Microgy’s “green” competitors include other energy producers using biomass combustion, biomass anaerobic digestion, geothermal, solar, wind, new hydro and other renewable sources. These companies represent a significant class of competitors because they will compete with Microgy for sale of marketable renewable energy credits and participation in various renewable portfolios and other programs.

Competition in the traditional energy business from electric utilities and other energy companies is well established, with many substantial entities having multi-billion dollar, multi-national operations. Many of these companies are beginning to compete in the alternative fuels and renewable energy business with the growth of the industry and the advent of many new technologies. Larger companies, due to their greater financial and other resources, will be better positioned than Microgy to develop new technologies and to install existing or more advanced renewable energy facilities, which could harm Microgy’s business.

Microgy also faces many forms of competition with respect to the resources required to operate its facilities. Such competition includes other providers of pollution control, including environmental engineers, providers of pollution control systems, private companies, public companies, associations, cooperatives, government programs, foreign companies, and educational pilot programs. Furthermore, there are many companies that offer anaerobic digester systems. A number of these competitors have more mature businesses and have successfully installed anaerobic digester systems in the United States. Microgy may be forced to compete with any of these competitors for access to equipment, construction supplies, skilled labor for the construction and operation of its facilities and the supplies of manure and substrate required to operate its facilities. In addition, Microgy may also have to compete for access to substances that make desirable substrates with other users of these substances, such as recyclers of waste grease and producers of biodiesel and other biofuels. The effect of such competition could be reflected in higher costs associated with obtaining access to these resources, as well as an insufficient supply of these resources for the profitable operation of Microgy’s facilities. If Microgy cannot obtain and maintain these supplies, or cannot obtain or maintain them at reasonable costs, the profitability of Microgy’s business will be adversely affected.

Extreme weather events may have a material adverse effect on the operation on our facilities.

Microgy’s facilities and sites are sensitive to extreme weather events. For instance, the anaerobic digestion process requires temperatures within a certain band, and extreme cold or heat may negatively impact the process or increase operating costs as a result of the need to counter such temperatures. This was the case in early 2007, when Texas experienced record cold temperatures that hindered startup of the Huckabay Ridge facility. Also, our sites contain retention ponds that have been designed with ample capacity to collect and retain storm water run-off, but, despite applying best maintenance practices, that capacity on rare occasions can be strained by severe rainfall. Thus, in August 2008, a 25-year record rainfall event caused a storm water retention pond breach and spill that required cleanup of a dry creek bed and reporting to the local environmental authorities. While Microgy considers typical local weather conditions in the design of its facilities and maintains appropriate insurance to mitigate associated risks to the extent commercially feasible, Microgy cannot anticipate all unusual weather events, and such events have had and may in the future have a material adverse effect on the operation of its facilities.

It is possible that we may expend large sums of money on individual projects to bring Microgy’s products to market and that the revenue that Microgy derives from these products from new projects may be insufficient to fund our operations.

Microgy’s business approach to the renewable energy may not produce results as anticipated, be profitable or be readily accepted by the marketplace. We cannot estimate whether the gas produced by facilities based on Microgy’s technology will materialize at anticipated prices, or whether satisfactory profit margins will be achieved. If such pricing levels are not achieved or sustained, or if Microgy’s technologies and business approach to Microgy’s markets do not achieve or sustain broad acceptance, our business, operating results and financial condition will be materially and negatively impacted.

Because we have not filed patents to protect Microgy’s intellectual property, we might not be able to prevent others from using Microgy’s technology; conversely, others who have filed for patent or other protection might be able to prevent Microgy from using its technology.

Microgy has not filed any patent applications on any of its intellectual property. Should Microgy decide to file patent applications, we cannot assure you that any patent applications relating to Microgy’s existing or future products or technologies will result in patents being issued, that any issued patents will afford adequate protection to Microgy, or that such patents will not be challenged, invalidated, infringed or circumvented. Furthermore, we cannot assure you that others have not developed, or will not develop, similar technologies that will compete with Microgy’s without infringing upon Microgy’s intellectual property rights or those of its licensor.

Third parties, including potential competitors, may already have filed patent applications relating to the subject matter of Microgy’s current or future technology. In the event that any such patents are issued to such parties, such patents may preclude Microgy or its licensor from obtaining patent protection for its technologies, products or processes. In addition, such patents may hinder or prevent Microgy from commercializing its technology and could require Microgy to enter into licenses with such parties. We cannot assure you that any required licenses would be available to us on acceptable terms, or at all.

Microgy relies on confidentiality agreements and licensing agreements to maintain the proprietary nature of its technology. To compete effectively, Microgy may have to defend the rights to its intellectual property from time to time. Such defense costs may be significant and have a negative impact on our financial condition. In addition, we may lack the financial resources to adequately defend Microgy’s intellectual property.

Microgy’s facilities are likely to be subject to numerous governmental regulations.

We expect that Microgy’s facilities are likely to be subject to various local, state and federal government regulations, including regulations covering air and water quality, solid waste disposal and related pollution issues. These regulations are mandated by the United States Environmental Protection Agency, or EPA, and state and local governments and are usually implemented through a permitting process, with ongoing compliance requirements thereafter. For example, grease-trap waste from restaurants and other food service providers is a desirable and highly available form of substrate for our facilities in Texas. However, the Texas environmental authorities required that we obtain a solid-waste permit for each of our planned facilities in Texas to the extent we desire to use grease-trap waste as substrate in the operation of such facilities. Furthermore, we have had to obtain water discharge permits for our planned California facilities, which typically involve a lengthy process. We expect that all of our facilities will be required to obtain various environmental and other permits and approvals, which will vary from location to location. In addition, our activities will fall under a number of health and safety regulations and laws and regulations relating to farming and zoning. Compliance with these regulations and permitting requirements could delay the development of facilities and could be costly and harm our financial condition.

Microgy’s facilities may become subject to regulations or taxes based on carbon or other emissions.

Microgy’s facilities produce and emit into the atmosphere carbon dioxide and hydrogen sulfide as a result of the anaerobic digestion gas conditioning processes that they employ. While such facilities capture and thereby reduce the amount of methane, a potent greenhouse gas, that would otherwise enter the atmosphere, there are direct emissions of carbon dioxide, another greenhouse gas. As such, Microgy’s facilities may still be subject to future federal or state legislation or regulation, or the implementation of international treaties, which seek to limit or impose a cost on greenhouse gas emissions. If any such legislation, regulations or treaties were implemented, Microgy may be required to expend resources to capture the carbon dioxide it produces, pay a tax on its carbon dioxide emissions, purchase greenhouse gas offset credits, reduce the greenhouse offset credits claimed for such facilities or take similar actions. In addition, Microgy could become subject to federal, state and local taxes and regulations regarding its other emissions. Any of the foregoing could harm the profitability of Microgy’s facilities.

Our operating results are difficult to predict in advance and may fluctuate significantly, which may result in a substantial decline in our stock price.

Our operating results are difficult to predict in advance and may fluctuate significantly, and a failure to meet the expectations of analysts or our stockholders would likely result in a substantial decline in our stock price.

Factors that are likely to cause our results to fluctuate include the following:

•	the amount and timing of our operating expenses and capital expenditures;

•	the success or failure of the facilities currently underway;

•	our ability to specify, develop and complete facilities, and to introduce and market the energy created by such facilities and bring them to volume production in a timely manner;

•	the rate of adoption and acceptance of new industry standards in our target markets; and

•	other unforeseen activities or issues.

If our operating results fluctuate greatly, our business may be materially adversely affected and our stock price will likely decline.

If, by June 30, 2009, the Huckabay Ridge facility fails to meet certain performance tests, and we and our subsidiaries fail to achieve certain capital raising targets, Microgy Holdings may be required to repurchase or redeem the California bonds, making the funds from such financing unavailable for the planned California projects.

The terms of Microgy Holdings’ tax-exempt bond financing in California require that the following conditions be met before the proceeds of the financing can be drawn for the planned California projects:

•	the Huckabay Ridge facility has produced an average of 1,525 MMBtu of RNG® per day for a period of 60 consecutive days and a gross profit of at least $350,000 during such period; and

•

Environmental Power, Microgy Holdings or its subsidiaries has raised an aggregate of at least $45 million in additional capital after September 3, 2008, of which at least $17.5 million is available for investment in the planned California facilities, with such amounts being reduced by the amount of the anticipated equity contribution for the planned Bar 20 facility in California should there be no further bond financing for such facility.

If the foregoing conditions are not met, the holders of a majority of the California bonds have the right, exercisable by written notice to Microgy Holdings on or before July 31, 2009, to require Microgy Holdings to purchase all of the California bonds on or before August 31, 2009 at a purchase price of $62.425 million (the par amount of such bonds) plus accrued interest to the purchase date. If Microgy Holdings does not purchase the California bonds, it will be deemed to have abandoned construction of the planned California facilities, and the bondholders may cause the California bonds to be called for redemption to the extent of funds then held by the trustee. If the California bonds are called for redemption, Environmental Power has agreed to contribute an amount equal to the portion of the proceeds of the California bonds used to pay costs of issuance, which was approximately $1,248,500.

We are currently in the last 60-day period prior to June 30, 2009, and, while we have substantially increased confidence in the reliability of the Huckabay Ridge facility, we cannot assure you that the foregoing conditions will be met, particularly as current economic conditions have led to decreased availability of optimal substrate supplies which has had an adverse impact on the performance of the Huckabay Ridge facility. If the foregoing conditions are not met and the holders of the California bonds require purchase or redemption of their bonds, then, assuming there are no defenses available to such actions and obligations, the proceeds of the California bonds would not be available for Microgy Holdings’ planned California projects and Environmental Power would have an obligation to pay approximately $1,248,500. We believe the loss of the proceeds of the California bonds and the payment by Environmental Power could have a material adverse effect on our financial condition, our results of operations and our ability to continue as a going concern if ongoing alternative financing efforts are not successful.

In addition, we have agreed with the holders of the bonds issued to finance the Texas facilities that we will not draw any proceeds from the Texas bonds to pay costs of the planned Mission project until the Huckabay Ridge facility has reached the production and profitability tests described above.

Risks Relating to Our Capital Stock

We have numerous outstanding shares of restricted common stock, as well as options, warrants and shares of preferred stock exercisable or convertible into a substantial number of shares of our common stock; the resale of outstanding restricted shares, as well as the exercise or conversion of these securities and the resale of the underlying shares, may adversely affect the price of our common stock.

The resale by our stockholders of shares of our restricted common stock or securities exercisable for or convertible into shares of our common stock could cause the market price of our common stock to decline.

A significant portion of our outstanding shares of common stock had been restricted from immediate resale, but is now available for sale in the market pursuant to Rule 144 under the Securities Act of 1933. As of December 31, 2008, we had approximately:

•

15,614,604 shares of our common stock issued and outstanding, of which 1,212,726 shares of common stock outstanding are “restricted securities” within the meaning of Rule 144 and 35,250 shares are subject to vesting pursuant to restricted stock awards granted to certain employees; and

•	2,823,659 shares of common stock issuable upon conversion of our series A preferred stock;

all of which shares, other than employee restricted stock awards subject to vesting, are eligible for resale without volume and manner of sale restrictions in accordance with Rule 144, except to the extent held by our affiliates. We are currently authorized to issue 50,000,000 shares of common stock.

We also currently have on file with the Securities and Exchange Commission an effective registration statement that permits the resale of up to 100,000 shares of our common stock subject to warrants exercisable at a price of $6.33 per share by the holders of such warrants. In addition, in connection with our sale of shares of our series A preferred stock and common stock warrants on November 9, 2006, we filed a registration statement to permit the resale of up to 4,387,360 shares of common stock issuable upon conversion of such shares of series A preferred stock and exercise of such warrants, which registration statement is currently effective. The shares of series A preferred stock were convertible at a conversion price of $5.27 per share, and the common stock warrants were exercisable at a price of $5.52 per share as to 1,406,205 of the warrants, and $5.27 per share as to 168,745 of the warrants. In October 2007, the exercise price of the warrants was reduced to $5.25 per share, and the preferred stock conversion price was reduced to $5.25 per share as a result of anti–dilution adjustments triggered by the issuance of common stock in the October 2007 public offering, resulting in an increase of 11,250 in the number of shares of our common stock issuable upon conversion of the series A preferred stock.

In addition, pursuant to our business development agreement with Cargill, Incorporated, we may issue warrants to Cargill from time to time to acquire up to an aggregate of 4.99% of our outstanding common stock on a fully diluted basis, at an exercise price equal to 75% of the closing price of our common stock on the date on which such warrants are issued. In May 2007, we issued to Cargill warrants to purchase 175,912 shares of our common stock at an exercise price of $5.37 per share, representing 1% our fully diluted common stock at the time, as required by the business development agreement.

We currently have outstanding $5 million original principal amount of the notes. These notes are convertible into an aggregate of up to approximately 925,926 shares of our common stock, based upon the minimum conversion price of the notes, all of which shares may be sold by the holders thereof without restriction, except to the extent held by our affiliates.

We have entered into an agreement with the licensor of Microgy’s technology to issue an additional $3,000,000 original principal amount of the notes as payment for certain license fees in a private placement transaction. These notes would be convertible into up to approximately 555,556 shares of our common stock, based upon the minimum conversion price. These shares would be “restricted securities” within the meaning of Rule 144.

The notes issued in this offering will be convertible into an aggregate of up to approximately 925,926 shares of our common stock, based on the minimum conversion price of the notes, all of which shares may be sold by the holders thereof without restriction, except to the extent held by our affiliates.

As of December 31, 2008, we had outstanding options and warrants to acquire up to approximately 4,905,935 shares of our common stock at prices ranging from $1.75 to $8.89 per share, with a weighted average exercise price of $2.98 per share. The shares of common stock issuable upon exercise of these options will be freely transferable without restriction, except to the extent that they are held by our affiliates. Any shares held by our affiliates may only be sold in compliance with the volume limitations of Rule 144. These volume limitations restrict the number of shares that may be sold by an affiliate in any three-month period to the greater of 1% of the number of shares then outstanding, which equals approximately 156,000 shares as of December 31, 2008, or the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

As a result of the resale of outstanding shares of our common stock, including restricted shares and shares issuable upon exercise or conversion of the foregoing securities, the price of our common stock may be adversely affected.

The issuance of preferred stock may adversely affect the value of our common stock or make it more difficult for a party to acquire a controlling interest in our company.

We are authorized to issue up to 2,000,000 shares of preferred stock, of which 281,241 shares have been designated as series A 9% cumulative convertible preferred stock, referred to as the series A preferred stock, and which are currently issued and outstanding. The preferred stock not already designated and issued may be issued in series from time to time with such designations, rights, preferences and limitations as our board of directors may determine by resolution without stockholder approval. While the terms of the series A preferred stock do not currently allow for the issuance of preferred stock having dividend and liquidation preferences greater than or senior to the series A preferred stock, any future issuances of preferred stock may enjoy dividend and liquidation preferences over our common stock, thereby diminishing the value of our common stock. Furthermore, the issuance of preferred stock, as well as any authorized but unreserved common stock, while providing flexibility in connection with possible future financings or acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company.

Our management and directors, as well as the holders of our series A preferred stock, are able to exercise significant control over our management and affairs.

As of February 28, 2009, executive officers and directors, including Richard E. Kessel, Joseph E. Cresci, Roger Ballentine, Kamlesh R. Tejwani, Robert I. Weisberg, John R. Cooper, August Schumacher, Jr., Lon

Hatamiya, Steven Kessner, Michael E. Thomas and Dennis Haines, beneficially owned approximately 18.3% of our outstanding common stock. In addition, the three holders of our series A preferred stock, two of which are affiliated with each other, control approximately 18.3% of the total number of votes currently entitled to be cast at any meeting of our stockholders. While there are no voting agreements among them, such persons, as a group, may be able to exercise some level of control over the outcome of matters submitted for stockholder action, including the election of members to our board of directors and the approval of significant change in control transactions. This may have the effect of delaying or preventing a change in control of our company and, therefore, your opportunity to sell your shares in such a transaction. Furthermore, the holders of our series A preferred stock have special approval rights with respect to certain changes to our certificate of incorporation and certain other corporate actions.

The lack of a developed trading market may make it difficult for you to sell shares of our common stock.

While our common stock is currently listed for trading on the NASDAQ Capital Market, trading activity in our common stock has fluctuated and has at times been limited. For example, for the one-month period from December 1, 2008 to December 31, 2008, our daily trading volume ranged from a low of 26,500 shares to a high of 1,363,500 shares, and averaged 144,600 shares. We cannot guarantee that a consistently active trading market will develop in the future. As a result, a holder of our common stock may find it difficult to dispose of our common stock.

If we fail to continue to meet all applicable continued listing requirements of The NASDAQ Capital Market and NASDAQ determines to delist our common stock, the market liquidity and market price of our common stock could decline.

Our common stock is currently listed on The NASDAQ Capital Market. In order to maintain that listing, we must satisfy minimum financial and other listing requirements. Among these requirements is that our common stock maintain a minimum closing bid price of at least $1.00 per share. If our common stock fails to maintain a minimum closing bid price of at least $1.00 per share for thirty consecutive business days, we will have a 180-day period to regain compliance with the minimum bid price rule. If we fail to regain compliance within such period, our common stock may be subject to delisting from The NASDAQ Capital Market. NASDAQ temporarily suspended its minimum bid price rule effective October 16, 2008, due to overall conditions affecting the stock markets. This suspension was recently extended to July 20, 2009. Our common stock has not had a minimum closing bid price of $1.00 per share since October 20, 2008. If we fail to continue to meet all applicable listing requirements of The NASDAQ Capital Market and NASDAQ determines to delist our common stock, an active trading market for our common stock may not be sustained and the market price of our common stock could decline. In addition, the delisting of our common stock would also trigger a right on the part of the holders of our outstanding shares of series A preferred stock to increase the cumulative dividend rate on such shares from 9% per year to 16% per year. We cannot assure you that we will not ultimately fail to comply with the minimum bid price rule or other NASDAQ listing standards.

The market price for our common stock has been and may continue to be volatile.

The market price for our common stock has been volatile, and it is likely to continue to be so. For instance, the closing price of our common stock reached a high of $6.25 in the first quarter of 2008 and a low of $0.28 in the fourth quarter of 2008, and has varied from a low of $0.36 to a high of $0.92 in the first quarter of 2009. While we cannot state with any certainty the specific reasons for the recent volatility of our stock price, we believe that such volatility could be due to the current financial recession and related economic uncertainties and their impact on the stock market generally as well as on the stock prices of early stage companies such as ours, in addition to the risks and uncertainties regarding our business described or incorporated by reference elsewhere in this prospectus. In addition, the market price for our common stock could be subject to significant fluctuations in response to variations in quarterly operating results, announcements of technological innovations or new facilities and products by us or our competitors, or our failure to achieve operating results consistent with any securities analysts’ projections of our performance. Furthermore, the stock market has experienced extreme price and volume fluctuations and volatility that have particularly affected the market price of many emerging growth and development stage companies such as ours. Such fluctuations and volatility have often been unrelated or disproportionate to the operating performance of such companies. As a result of fluctuations related or unrelated to our performance, the value of our common stock may be materially adversely affected.

We will require and are actively seeking significant additional financing, which may result in our issuing a significant number of shares of our common stock or preferred stock, which in turn may dilute the value of your shares.

We have historically needed to raise capital to fund our operating losses. We expect to continue to incur operating losses through at least 2010. In November 2006, we completed a tax-exempt bond financing in Texas to finance a portion of the construction costs of our Texas facilities, as well as a $15 million private placement of our series A preferred stock and common stock warrants. In October 2007, we completed a public offering of our common stock resulting in net proceeds to us of approximately $26.6 million. In July 2008, we completed a $7.0 million tax-exempt bond financing in Nebraska to finance a portion of the construction costs of our Grand Island facility. In September 2008, we completed a $62.425 million first tranche tax-exempt bond financing in California to finance a portion of the construction costs of our proposed California facilities, and anticipate pursuing a proposed $26.02 million second tranche financing. On March 13, 2009 we closed on a sale of $5.0 million original principal amount of our 14% convertible notes due January 1, 2014 for net proceeds of approximately $4.4 million, and we continue to work with our financial advisors to identify and explore various opportunities to raise the capital we require. However, we cannot assure you that we will be able to raise sufficient capital on acceptable terms, or at all. The level of funds we are able to raise, if any, will determine the level of development and construction activity that we can pursue and whether we will be able to continue as a going concern. We will require and will continue to seek corporate and project financing to fund our ongoing overhead and growth plans as well as the cost of any development we may decide to pursue for our facilities. Without limiting the foregoing, as described elsewhere in this prospectus, in addition to the proceeds of this offering, we will have to raise significant additional capital in the first half of 2009 in order to fund ongoing general and administrative expenses associated with our corporate overhead as well as interest and dividend requirements. We cannot assure you that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any such financing could be in the form of debt or equity instruments or a combination of debt and equity instruments. To the extent any such financing involves equity or convertible debt, we may issue a significant number of shares of our common stock or preferred stock, which will dilute an existing investment in our common stock, and we may issue such shares at prices that may be lower than the price paid for our common stock by our stockholders. In addition, if we issue shares of preferred stock, such preferred stock may have rights and preferences that are superior to those of our common stock. Indeed, the shares of our series A preferred stock issued in our November 2006 private placement have rights and preferences that are superior to those of our common stock. Because we are authorized to issue shares of additional series of preferred stock, as designated by our board of directors, subject to certain limitations included in the terms of our series A preferred stock, we may issue more shares of preferred stock in the future.

Issuances of common stock or securities convertible into common stock in the future could dilute existing stockholders and adversely affect the market price of our common stock. Of the 50,000,000 shares of authorized common stock, 15,703,034 are issued, 15,614,604 are outstanding and 4,905,935 have been reserved for issuance upon the exercise of options and warrants outstanding as of December 31, 2008. An additional 2,823,660 shares have been reserved for issuance in connection with the conversion of shares of our series A preferred stock issued in our November 2006 private placement. We may also issue warrants to purchase up to 4.99% of our common stock, on a fully diluted basis, to Cargill, Incorporated pursuant to the terms of our business development agreement. In May 2007, we issued warrants to purchase 175,912 shares of our common stock at an exercise price $5.37 per share, representing 1% of our fully diluted common stock at the time to Cargill as required by the business development agreement. Additionally, in October 2007, we issued 5,400,000 shares of common stock in an underwritten public offering. We also have the authority to issue preferred stock as previously described, debt securities convertible into common stock, and options and warrants to purchase shares of our common stock. We may issue shares of common stock or securities convertible into common stock at values below our market price up to a maximum of 19.9% of our outstanding common stock without stockholder approval, which values may be substantially below the price paid for our common stock by our stockholders. We also do not need stockholder approval to issue an unlimited number of shares of common stock or securities convertible into common stock (provided sufficient shares of common stock are authorized and unreserved) at or above the market price for our common stock pursuant to certain NASDAQ Capital Market requirements. Any such issuances could be at values below the price paid for our common stock by our stockholders.

Our outstanding series A preferred stock has rights and preferences superior to that of our common stock, may impair our ability to raise additional financing, may harm our financial condition if we are required to redeem it and could have the effect of discouraging an acquisition or reducing the amount of proceeds available to common stockholders upon such an acquisition.

Our shares of series A preferred stock have rights and preferences which are superior to those of our common stock, including:

•	an accruing dividend of 9% on the stated value of each outstanding share of series A preferred stock, payable before the payment of any dividends on our common stock;

•	a preference upon liquidation, dissolution or winding up of Environmental Power equal to 200% of the stated value of each share of preferred stock, plus any accrued but unpaid dividends;

•	the right to consent to certain changes to our certificate of incorporation and bylaws, and certain other significant corporate actions; and

•	the right to a payment equal to 150% of the stated value of each outstanding share of Series A preferred stock upon certain change-in-control events.

Our series A preferred stock may also have a material adverse effect on our financial condition and results of operations. With certain exceptions, including exceptions for permitted indebtedness, as defined, we have agreed to limit our ability to incur additional indebtedness while such preferred stock is outstanding. Subject to other exceptions, we have also agreed with series A holders not to issue stock senior to or on a par with series A preferred stock. These constraints could materially and adversely affect our ability to raise funds necessary to continue our business. In addition, the series A preferred stock provides for various triggering events, such as our common stock not being listed for trading on the American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market or New York Stock Exchange, the failure to deliver shares of our common stock upon conversion and specified change of control transactions. Several other triggering events are described in the certificate of designations, preferences and rights of the series A preferred stock. If one of these triggering events occurs, we may be required to redeem all or part of the outstanding shares of series A preferred stock at 120% of their stated value (150% in the case of certain change in control transactions), including payment of accrued dividends and penalties, or the dividend rate on the series A preferred stock may be increased from 9% per year to 16% per year, depending on the triggering event and the elections made by the holders of the series A preferred stock. Some of the triggering events include matters over which we may have some, little, or no control. Any such redemption could leave us with little or no working capital for our business. Furthermore, by virtue of their voting power and other rights and preferences, the outstanding series A preferred stock could have the effect of blocking or discouraging certain acquisitions of our company or reducing the proceeds available to common stockholders as a result of any such acquisitions.

We do not intend to pay cash dividends on our common stock.

We have not paid cash dividends on our common stock since 2001, and we do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon the future earnings, capital requirements, financial requirements and other factors that our board of directors will consider, and is subject to the prior payment of all accrued but unpaid dividends on our series A preferred stock. Furthermore, the terms of our series A preferred stock prohibit the payment of dividends on our common stock while any shares of our series A preferred stock are outstanding. Because we do not anticipate paying cash dividends on our common stock, if you elect to convert the notes into shares of our common stock, the return on any investment in our common stock will depend solely on a change, if any, in the market value of our common stock.

Risks Relating to the Notes

Our subsidiaries have incurred and may in the future incur substantial indebtedness or issue equity interests to third party investors which are structurally senior to the notes and the terms of which limit the ability of such subsidiaries to distribute cash to Environmental Power.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon any subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of their creditors, except to the extent we may be recognized as a creditor of that subsidiary. Our subsidiaries may also issue equity interests to third party investors. Accordingly, our obligations under the notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, and may be limited by the terms of third party equity interests in our subsidiaries, and holders of the notes should look only to our assets for payment thereunder. In particular, our subsidiaries, Microgy Holdings, LLC and Microgy Grand Island, LLC, have incurred substantial indebtedness in connection with the financing of their facilities and proposed facilities. As of December 31, 2008, this indebtedness amounted to approximately $129.4 million. As previously noted, the terms of this indebtedness provide for a security interest in all of the assets of such entities and their subsidiaries, and also set forth certain conditions and limitations on the ability of such entities to distribute cash to Environmental Power. As a result, such indebtedness is structurally senior to the indebtedness represented by the notes. These entities, as well as other subsidiaries we may form to own and operate our projects, may incur additional indebtedness, issue equity interests to third party investors or enter into other agreements which similarly may be structurally senior to the notes and may otherwise limit the ability of such entities to distribute cash to Environmental Power.

There is no established trading market for the notes.

The notes are not listed for trading on any national securities exchange, and we have no plans to list the notes on any exchange. While there is currently outstanding $5,000,000 aggregate original principal amount of the notes, these notes were recently issued, and there is no established trading market for the notes. We have been advised by the underwriter that it intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes that may develop.

We cannot assure you that the IRS or a court will agree with the characterization of the notes as indebtedness for U.S. federal income tax purposes.

The notes are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of an instrument similar to the notes. We cannot assure you that the IRS or a court will agree with the characterization of the notes as indebtedness for U.S. federal income tax purposes. If the notes were recharacterized as equity, we would not be entitled to deduct “interest” payments on the notes, which may result in an increase in our U.S. federal income tax liability. See the section of this prospectus entitled “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

Holders should consider the U.S. federal income tax consequences of owning and converting the notes.

The U.S. federal income tax treatment of the notes and the conversion of the notes into shares of our common stock is uncertain. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of the notes into shares of our common stock. A discussion of the U.S. federal income tax consequences of ownership of the notes is contained in this prospectus under the heading “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

Holders may have to pay taxes with respect to distributions on our common stock that holders do not receive.

The conversion rate of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and other actions we take that modify our capital structure. If the conversion rate is adjusted, under certain circumstances holders may be deemed to have received a constructive dividend from us, which may result in ordinary income to holders for U.S. federal income tax purposes, even though such holders would not receive any cash related to that adjustment and even though such holders might not exercise their conversion rights. See the section of this prospectus entitled “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

The holders will have a right to tender their notes, and we will have the right to repurchase the notes, following a change in control.

A change in control of Environmental Power could give rise to both an obligation and a right on our part to repurchase the notes at the request of the holders. See “DESCRIPTION OF THE NOTES AND THE INDENTURE—Repurchase upon Change in Control.” We cannot assure you that sufficient monies will be available to pay the principal, accrued interest and premium due on the notes in the case of a voluntary tender by the holders. We cannot assure you that a refinancing to pay such amounts could be obtained. In the absence of such refinancing, we could be forced to dispose of assets or the assets of our subsidiaries in order to make payments due on our indebtedness under circumstances that might not be favorable to realizing the highest price for such assets. We cannot assure you that a refinancing of the notes can be obtained quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations with respect to the notes.

Upon a conversion of the notes, holders of notes will cease to have certain rights.

The holders of the notes have the right to elect to convert, and, under certain circumstances, we have the right to require the conversion of, outstanding notes into shares of our common stock. Should either the holders or we elect to effect such a conversion, holders will cease to have the protections afforded under the indenture governing the notes, including, among other things:

•	the right to be paid principal, interest, and other amounts at maturity and at certain other times;

•

the right to be paid principal, interest and other amounts on the notes in preference to any payments to holders of our common or preferred stock or holders of any of our subordinated indebtedness; and

•	the rights associated with the various covenants and default provisions set forth in the indenture.

If the notes are redeemed, converted or repurchased, you may not receive the return on your investment that you anticipate.

The notes are subject to redemption, repurchase and conversion prior to their maturity date, both at the election of the holders and at our election, under certain circumstances. See “DESCRIPTION OF THE NOTES AND THE INDENTURE” for a description of the circumstances under which redemption, conversion or repurchase of the notes prior to maturity may occur. If any such redemption, conversion or repurchase occurs, the total return you receive on your investment in the notes may be materially less than the return you would have received had you held the notes to maturity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained or incorporated by reference in this prospectus, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “target” and variations thereof, and other statements contained or incorporated by reference in this prospectus regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	uncertainties involving early-stage companies, including our need for additional financing to continue as a going concern;

•	uncertainties regarding the ability to obtain additional financing, and the timing, amount and terms of such financing;

•	the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of facilities;

•	the lack of binding commitments for the purchase of gas produced by certain facilities;

•	the lack of binding commitments for, and other uncertainties with respect to, supplies of substrate;

•	uncertainties regarding the costs associated with substrate and other project inputs;

•	risks and uncertainties relating to the development of markets for carbon sequestration credits and other marketable renewable attributes, and the level of revenues we may achieve from such sources;

•	uncertainties regarding the amount and rate of growth in operating expenses;

•	unpredictable developments, including plant outages and repair requirements as well as risks related to weather and the unpredictability of extreme weather events;

•	risks related to performance on the part of suppliers of components, goods and services to our facilities;

•	financing and cash flow requirements and uncertainties;

•	inexperience with the design, construction, startup and operation of multi-digester facilities;

•	difficulties involved in developing and executing a business plan;

•	technological uncertainties, including those relating to competing products and technologies;

•	unpredictable developments, including plant outages and repair requirements;

•	commodity price volatility, particularly with respect to the price of natural gas;

•	the difficulty of estimating construction, development, repair, maintenance and operating costs and timeframes;

•	the uncertainties involved in estimating insurance and warranty recoveries, if any;

•	the inability to predict the course or outcome of any negotiations with parties involved with our projects;

•	uncertainties relating to general economic and industry conditions;

•

uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues and the competitive environment in which Environmental Power Corporation and its subsidiaries operate;

and other factors, including those described in this prospectus under the heading “RISK FACTORS,” as well as factors set forth in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS (DEFICIT) TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings (deficits) to fixed charges for the periods indicated:

	Three Months Ended March 31, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings (deficit) to fixed charges	(1.0)	(4.1)	(4.9)	(29.0)	(39.3)	(60.2)

	Three Months Ended March 31, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Earnings deficiency (in thousands)	$5,194	$26,831	$13,272	$11,234	$8,987	$5,450

For purposes of this calculation, “earnings” or “deficit” refers to the sum of (1) pre-tax income from continuing operations and (2) fixed charges, less interest capitalized.

“Fixed charges” means the sum of (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness and (3) an estimate of the interest within rental expense.

The ratio of earnings (deficit) to fixed charges has been prepared based on the requirements set forth in Item 503 of Regulation S-K under the Securities Act of 1933, as amended. Because we have losses from continuing operations before taxes for all periods presented, increases in the losses reduce the negative ratio. In reality, increases in our losses reduce our ability to pay fixed charges.

USE OF PROCEEDS

The net proceeds to us from this offering are expected to be approximately $4,475,000, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

Our subsidiary, Microgy Holdings, LLC, referred to as Microgy Holdings, has, together with its subsidiaries, entered into project financings in Texas, California and Nebraska in the form of tax-exempt bond financings described elsewhere in this prospectus or the documents incorporated by reference in this prospectus. The proceeds of the notes will be contributed by us as equity or subordinated debt to Microgy Holdings or Microgy Grand Island pursuant to the support agreements entered into by us in connection with the Texas, California and Nebraska project financings, which require us to make these contributions to fund certain costs of construction and operation of the facilities financed thereby. In addition, we are issuing the notes pursuant to the loan agreement and related documentation entered into by Microgy Holdings in connection with the California project financing, which includes as a condition to Microgy Holdings’ ability to draw the proceeds of such financing that we raise at least $45 million in additional capital, of which $17.5 million must be available for the construction and operation of Microgy Holdings’ facilities in California. In the event that we do not sell any additional bonds to finance our proposed Bar 20 facility in California, the Bar 20 facility, which is currently a proposed part of such facilities, will not be part of such California project, and the foregoing capital requirements will be reduced to $39,825,000 and $12,325,000, respectively. The draw conditions on the California proceeds provide that we must obtain this additional financing by June 30, 2009 and that our Huckabay Ridge facility must also meet certain other performance and financial tests prior to that date, as set forth in more detail under the heading “Risk Factors” and in the agreements related to the California tax-exempt bond financing, which are filed as exhibits to the registration statement of which this prospectus is a part.

The costs of construction and operation of the Texas, California and Nebraska facilities which may be funded with the proceeds of this offering include, among other things, costs of materials, equipment and labor, debt service, license fees which may become due to Danish Biogas Technology, A.S., referred to as DBT, the licensor of Microgy’s anaerobic digestion technology, under Microgy’s agreements with DBT, operations and maintenance costs, and reimbursement or repayment of Environmental Power or its affiliates of equity contributions, subordinated debt or other project-related expenses advanced by us or such affiliates in anticipation of receipt of the proceeds of this offering.

We will need to raise substantial additional financing, in addition to the proceeds of this offering, in the first half of 2009, as outlined above, to finance development and construction of our planned projects, to fund ongoing general and administrative expenses associated with our corporate overhead, as well as interest and dividend requirements, and to continue as a going concern. We currently have no commitments for any such financing. We cannot assure you that any such financing will be available on reasonable terms or in a timely fashion, or at all, particularly in the current economic environment, in which capital raising activities are especially challenging. If we are unable to raise sufficient additional financing on a timely basis, we may have to reduce the number of projects we construct, or even curtail or cease our business operations.

DESCRIPTION OF THE NOTES AND THE INDENTURE

The following summarizes the material provisions of the notes and the indenture. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, and the other documents referred to herein.

Overview

We are offering our 14% Convertible Notes due January 1, 2014, referred to as the notes, in the aggregate original principal amount of $5,000,000. The notes will be our unsecured obligations and will be convertible into shares of our common stock as described under the headings “—Voluntary Conversion” and “—Mandatory Conversion” below. The notes will be issued in principal amounts of $5,000 and whole multiples of $1,000 in excess thereof and will mature on January 1, 2014 unless earlier converted or redeemed.

The notes will be issued pursuant to the terms of the Indenture for Senior Debt Securities, dated as of March 1, 2009, referred to as the Base Indenture, by and between us and Wells Fargo Bank, National Association, in its capacity as trustee, paying agent, exchange agent and registrar, referred to as the Trustee, as amended and supplemented by the First Supplemental Trust Indenture, dated as of March 1, 2009, referred to as the First Supplemental Indenture. The Base Indenture, as so amended and supplemented by the First Supplemental Indenture, is referred to as the indenture. The Base Indenture and the First Supplemental Indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The Base Indenture relates to our issuance from time to time, of an unlimited amount of our senior debt securities, the terms of which are to be set forth in one or more supplements thereto, such as the First Supplemental Indenture. The First Supplemental Indenture provides that we may issue up to $53,000,000 aggregate principal amount of the notes, inclusive of the notes offered hereby and the notes previously issued by us. We currently have outstanding $5,000,000 aggregate principal amount of the notes, which were issued on March 13, 2009 and have entered into an agreement with the licensor of Microgy’s technology to issue an additional $3,000,000 original principal amount of the notes as payment for certain license fees in a private placement transaction. The indenture and the Trustee have been qualified under the Trust Indenture Act of 1939, as amended. All notes issued under the indenture are pari passu with each other.

We will pay principal and interest on the notes at the office or agency we maintain for such purpose, which shall initially be the office or agency of the Trustee, located in New York, New York. At our option, however, and with the written consent of the trustee, interest may be paid by check mailed to the address of a holder of the notes as it appears in the notes register. While the notes are held in book-entry form through The Depositary Trust Corporation, referred to as DTC, as described under the heading “—Book-Entry, Delivery and Form,” interest and principal will be paid to DTC for the account of the beneficial owners of the notes.

We are restricted under the indenture from incurring indebtedness as described below under the heading “—Covenants.”

You are not required to pay a service charge for registration or transfer of the notes. We may, however, require you to pay any tax or other governmental charge in connection with the transfer.

Certain defined terms used in the following discussion but not otherwise defined have the meanings ascribed to them under the heading “—Certain Defined Terms” appearing at the end of this section of this prospectus.

We Are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Our subsidiaries may also issue equity interests to third party investors. Accordingly, our obligations under the notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, and may be limited by the terms of third party equity interests in our subsidiaries, and holders of the notes should look only to our assets for payment on the notes.

Form, Exchange and Transfer

Each note will be represented by either one or more global securities registered in the name of DTC, as depositary, or a nominee of the depositary (as a “book-entry debt security”), or, under certain circumstances, a certificate issued in definitive registered form (as a “certificated note”). See “—Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

Interest

The notes will bear interest at the rate of 14% per annum from the Issue Date, payable in cash. Interest on each note will accrue interest from the Issue Date of such note. Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will pay interest semi-annually on January 1 and July 1 of each year (or, if such date is not a business day, the next business day), commencing on July 1, 2009, to the holders of record at the close of business on the preceding December 15 and June 15, respectively. Each date on which interest is to be paid is referred to as an Interest Payment Date. There are two exceptions to the preceding sentence:

•

If a holder converts notes prior to a record date for an interest payment, we will pay to that holder the amount of interest accrued through the conversion date. If a holder of notes converts after a record date for an interest payment but prior to the corresponding Interest Payment Date, the holder on the record date will receive on that Interest Payment Date accrued interest on those notes through the Interest Payment Date, notwithstanding the conversion of such notes prior to that Interest Payment Date, because the holder will have been the holder of record on the corresponding record date. However, at the time that the holder surrenders notes for conversion, the holder must pay to us an amount equal to the interest that has accrued between the conversion date and the related Interest Payment Date.

•

We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding Interest Payment Date. In this instance, we will pay accrued interest on the notes being redeemed until, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

Voluntary Conversion

You may voluntarily convert your notes into shares of our common stock at any time at the applicable conversion price, subject to adjustment upon certain events, described below. This is referred to as a “Voluntary Conversion.”

You may effect a Voluntary Conversion in principal amounts of $5,000 of the notes and multiples of $1,000 in excess thereof at the applicable conversion price described below. The agent for accepting notices of conversion will be Wells Fargo Bank, National Association, referred to as the Exchange Agent. You can convert your notes by delivering to the Exchange Agent or its designee, through the broker or bank through which you hold your interest in the notes, a duly signed and completed irrevocable notice of conversion, a form of which is included in the indenture and which may be obtained from the Exchange Agent, and such other documents as the Exchange Agent or its designee may reasonably require, all of which must be delivered to the Exchange Agent no less than five business days prior to the indicated conversion date. As promptly as practicable on or after the conversion date, but no later than three business days after the conversion date, American Stock Transfer & Trust Company, LLC, as our transfer agent, referred to as the “Transfer Agent”, at our direction will issue and deliver the number of full shares of our common stock issuable upon conversion, together with any cash payment for fractional shares based on the market price of our common stock on the last business day before the conversion date. Any accrued and unpaid interest will be paid through the DTC facilities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee. See “—Legal Ownership of Securities.”

The common stock issued upon conversion of the notes will be credited to the account of the beneficial owner of the notes converted. You will not be required to pay any stamp, transfer, documentary or similar taxes or duties upon conversion.

The Conversion Price

The number of whole shares of our common stock to be issued upon any voluntary conversion will be determined by dividing the principal amount of the notes to be converted by the then applicable conversion price set forth below, which is referred to as the “Conversion Price.”

Conversion Date	Conversion Price
From the Issue Date through December 31, 2009	$5.40
From January 1, 2010 through December 31, 2010	$6.35
From January 1, 2011 through December 31, 2011	$7.65
From January 1, 2012 through December 31, 2012	$9.75
From January 1, 2013 through December 31, 2013	$11.00

The applicable Conversion Price will be adjusted proportionately if:

•	we dividend or distribute shares of our common stock to the holders of our common stock;

•	we split, subdivide or combine our common stock; or

•	we reclassify or recapitalize our common stock.

If we implement a stockholders’ rights plan, we will be required under the indenture to provide that the Holders of notes will receive the rights upon conversion of the notes, whether or not these rights were separated from the common stock prior to conversion.

Mandatory Conversion

We may require owners to convert the notes into shares of our common stock in certain circumstances. Owners may elect to have their notes redeemed in lieu of conversion.

At any time after the third anniversary of the date of the first issuance of notes, which was March 13, 2009, we may require the owners to convert all of the notes into shares of our common stock on any date after less than 20% of the aggregate principal amount of the notes originally issued remains outstanding. This is referred to as a “Mandatory Conversion.” The number of whole shares of our common stock to be issued in connection with a Mandatory Conversion will be determined by dividing the principal amount of the notes being converted by the Conversion Price then in effect. To effect the Mandatory Conversion, we will send a notice of Mandatory Conversion to the trustee, the Exchange Agent and the Transfer Agent not less than 40 days nor more than 60 days prior to the date fixed for Mandatory Conversion, and the trustee will send notice of the date fixed for Mandatory Conversion to DTC to be converted not less than 30 days prior to such date. As promptly as practicable on or after the conversion date, but no later than three business days after the conversion date, the Transfer Agent, at our direction will issue and deliver the number of full shares of our common stock issuable upon conversion, together with any cash payment for fractional shares based on the market price of our common stock on the last business day before the conversion date. Any accrued and unpaid interest will be paid through the DTC facilities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee. See “—Legal Ownership of Securities.” Notwithstanding the foregoing, owners of notes selected for Mandatory Conversion will have the right to have their notes redeemed at 110% of the principal amount thereof, plus accrued interest through the date prior to the redemption date, in lieu of such Mandatory Conversion. See “—Mandatory Redemption in Lieu of Mandatory Conversion” below.

The shares of our common stock issued upon conversion of the notes will be issued only to the account of the owners of the notes converted. You will not be required to pay any stamp, transfer, documentary or similar taxes or duties upon conversion.

Limitation on Conversion

No holder of notes may convert such notes to the extent that, as a result of such conversion, such holder, together with its Affiliates, would beneficially own a number of shares of our common stock in excess of 19.99% of the number of shares of our common stock outstanding immediately prior to such conversion, or would hold more than 19.99% of the voting power of all shares of our capital stock outstanding immediately prior to such conversion.

Mandatory Redemption in Lieu of Mandatory Conversion

Owners of notes that have been selected for Mandatory Conversion, may, in lieu of such Mandatory Conversion, require us to redeem their notes on the conversion date at a redemption price equal to 110% of the principal amount of such notes plus accrued interest through the business day prior to the conversion date. To exercise this right, the owner must, following receipt of the notice of Mandatory Conversion but not less than ten days prior to the Mandatory Conversion date, through the broker or bank through which the owner holds its beneficial interest instruct the Exchange Agent to notify the Trustee in writing of its election of Mandatory Redemption in Lieu of Mandatory Conversion.

Repurchase upon a Change in Control

Upon the acquisition by a Person or group of Persons acting in concert (other than a company whose shareholders are or are to consist substantially of existing shareholders of Environmental Power) of a majority of the voting shares (including warrants or rights to purchase or exchange for voting shares) of Environmental Power, referred to as a “Change in Control,” the holders of the notes will have the right but not the obligation to require us to repurchase, and we will have the right but not the obligation to require the holders of the notes to sell to us, all or any portion of the notes at the purchase price set forth below, plus accrued and unpaid interest through the business day prior to the purchase date to the holders of record of the notes on the purchase date.

Period	Purchase Price as Percentage of Principal
From the Issue Date to January 1, 2010	110%
From January 2, 2010 to maturity	115%

We must give written notice to the holders of the notes not less than ten business days after the date of the Change in Control transaction, and we must state in that notice if we intend to require the holders of the notes to sell such notes to us and, if so, what portion of the notes we wish to purchase. In the event that such notice indicates our intention to purchase notes, then the purchase date for such notes will be the 20th business day following the date of such notice. If we do not exercise our right to require the holders of the notes to sell all of the notes held by them, then such holders may exercise their right to require us to repurchase their notes by giving us written notice no later than ten business days after the date of our written notice described above, indicating the portion of such notes that we have not already indicated our intention to purchase which the holders will require us to purchase. The purchase date for such notes will be the 20th business day following the date of our original notice. In no event will any purchase of notes be effected pursuant to this provision subsequent to the maturity date of the notes.

Optional Redemption

At any time after the third anniversary of the date of first issuance of the notes, we have the right to redeem, in whole or in part (and, if in part, by lot), the notes at a redemption price equal to 110% of the principal amount of the notes to be redeemed plus accrued interest through the business day prior to the redemption date, provided that our common stock has traded at a volume weighted average price of at least $6.40 per share for the 45-day period ending on the date immediately prior to the date on which we give written notice of such redemption. Such redemption will be made on not less than 30 nor more than 60 days after notice of redemption is given to the owners of the notes.

Mandatory Redemption upon Certain Sales of Assets or Certain Sale and Leaseback Transactions

The notes are subject to redemption, in whole or in part (and if in part, by lot), at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest through the day prior to the redemption date, to the extent that we or one of our subsidiaries engages in an Asset Sale, as defined below, or certain sale and leaseback transactions, and the net proceeds of such Asset Sale or sale and leaseback transaction are not reinvested in a Permitted Business, as defined below, within two years of the receipt thereof. See “Covenants—Application of Proceeds Asset Sales” and “Covenants—Limitation on Sale and Leaseback Transactions.” Such redemption will be made on not less than 30 nor more than 60 days after the notice of redemption is given to the owners of the notes.

No Sinking Fund

No sinking fund will be provided for the notes, which means that the indenture will not require us to redeem or retire the notes periodically.

Covenants

Incurrence of Indebtedness and Issuance of Disqualified Stock

We will not, and will not permit any of our subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and we will not issue any Disqualified Stock; provided, however, that we may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and our subsidiaries may incur Indebtedness (including Acquired Debt), if the Debt to Capitalization Ratio for our most recently ended semi-annual period for which internal financial statements are available preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been not greater than 0.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such quarterly period.

The foregoing will not prohibit the incurrence of any of the following items of Indebtedness, which are collectively referred to as “Permitted Debt”:

(1) the incurrence by us of Indebtedness under the indenture, as supplemented from time to time, including the notes, in an aggregate principal amount at any one time outstanding under this clause (1), not to exceed $53 million;

(2) the incurrence by us or any of our Subsidiaries of intercompany Indebtedness between or among us and any of our Subsidiaries;

(3) the incurrence by us or any of our Subsidiaries of Indebtedness or any other obligation pursuant to, in connection with or in furtherance of a Project Finance Transaction, including, without limitation, indebtedness incurred to satisfy draw conditions thereunder;

(4) the incurrence by us or any of our Subsidiaries of Hedging Obligations, Contract Security, and related Indebtedness not for speculative purposes;

(5) the incurrence by us or any of our Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, reimbursement agreements in support of letters of credit and similar instruments, and performance and surety bonds provided by us or any of our Subsidiaries or on our behalf in the ordinary course of business;

(6) the incurrence by us or any of our Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(7) working capital debt, not exceeding an amount equal to $10 million at any time;

(8) Indebtedness of any of our Subsidiaries existing at the time it became a Subsidiary if such Indebtedness was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by us;

(9) Indebtedness under an indenture, loan obligation or other arrangement to which we are a party and which is entered into after the date hereof, the principal amount of which does not, in the aggregate, exceed $20 million outstanding at any given time;

(10) Indebtedness existing as of the date on which the notes are first issued; and

(11) Permitted Refinancing Indebtedness with respect to items (1) through (10) hereof.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

Liens

We and our Subsidiaries will not directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens and Permitted Prior Liens.

Loans

We and our Subsidiaries will not make loans or extend credit to any Person other than us or another Subsidiary, except

(1) in the ordinary course of business;

(2) loans outstanding on the date the notes are first issued; or

(3) loans or credit extended to strategic partners in furtherance of the Permitted Businesses.

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any of our Subsidiaries to, enter into any sale and leaseback transaction; provided that the we or any Subsidiary may enter into a sale and leaseback transaction if:

(1) we or that Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Stock;” or

(2) the transaction represents or replaces Indebtedness incurred in connection with a Project Finance Transaction; or

(3) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction.

Dividend and Other Payment Restrictions Affecting Subsidiaries

We will not, and will not permit any of our Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(1) pay dividends or make any other distributions on our Capital Stock or that of any of our Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Subsidiaries;

(2) make loans or advances to us or any of our Subsidiaries; or

(3) transfer any of our properties or assets to us or any of our Subsidiaries.

The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(1) applicable law, rule, regulation or order or permit;

(2) customary non-assignment provisions in contracts, agreements, leases, permits and licenses entered into or issued in the ordinary course of business;

(3) purchase money, conditional sale or similar obligations for property acquired for use in the Permitted Business and Capital Lease Obligations that impose restrictions on the property purchased or leased;

(4) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

(5) Permitted Liens or Permitted Prior Liens which limit the right of the debtor to dispose of the assets subject to such Liens;

(6) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7) restrictions or conditions contained in any Hedging Obligation or related credit support or trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which we or any Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely our property or assets or those of such Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any of our other asset or property or any other asset or property of such Subsidiary or the assets or property of any other Subsidiary;

(8) Indebtedness of a Subsidiary existing at the time it became a Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by us;

(9) with respect to clauses (2) and (3) of the first paragraph of this covenant only, restrictions encumbering property at the time such property was acquired by the us or any of our Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition; and

(10) restrictions or conditions contained in or relating to (i) any agreement or arrangement entered into in connection with any Project Finance Transaction, (ii) any agreement or arrangement entered into in connection with any other Permitted Debt, or (iii) any shares of our preferred stock outstanding from time to time.

Application of Proceeds of Asset Sales

We shall, within two years of receipt of the proceeds of any Asset Sale, either (i) reinvest not less than 95% of the net proceeds (after payment or accrual of all expenses and related costs) of such Asset Sale in assets to be used in a Permitted Business or (ii) apply 100% of the net proceeds to the redemption or purchase at a price not in excess of 100% of principal amount of the notes plus accrued interest to the date immediately prior to the date of redemption or purchase.

Merger, Consolidation or Sale of Assets

We may not, directly or indirectly: (1) consolidate or merge with or into another Person, whether or not we are the surviving entity; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets or those of our Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either:

(A) we are the surviving company; or

(B) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) we or the Person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

(A) will have Consolidated Net Worth immediately after the transaction equal to or greater than our Consolidated Net Worth immediately preceding the transaction; and

(B) will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the end of the most recent semi-annual period for which financial statements are available, either (i) have a pro forma Debt to Capitalization Ratio that is at least equal to our actual Debt to Capitalization Ratio as of such date or (ii) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Capitalization Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Stock.”

In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other Person except as permitted under “Limitation on Sale and Leaseback Transactions.”

Unless treated as an Asset Sale as provided under “—Application of Proceeds of Asset Sales,” we shall not permit any Subsidiary, directly or indirectly, to: (1) consolidate or merge with or into another Person (whether or not the Subsidiary is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1) either:

(A) the Subsidiary is the surviving company; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) immediately after such transaction, no Default or Event of Default exists; and

(3) we:

(A) would have Consolidated Net Worth immediately after the transaction equal to or greater than our Consolidated Net Worth immediately preceding the transaction; and

(B) would, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the end of the most recent semi-annual period for which financial statements are available, either (i) have a pro forma Debt to Capitalization Ratio that is at least equal to our actual Debt to Capitalization Ratio as of such date or (ii) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Capitalization Ratio test set forth in the first paragraph under “—Incurrence of Indebtedness and Issuance of Disqualified Stock.”

In addition, none of our Subsidiaries shall, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person except as permitted under “Limitation on Sale and Leaseback Transactions.”

Notwithstanding the foregoing:

(1) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to us or any of our other Subsidiaries; and

(2) we may merge with an Affiliate solely for the purpose of reorganizing our company, including as a holding company, or re-forming in another jurisdiction.

Subordination of Intercompany Indebtedness

We agree that any intercompany Indebtedness or other intercompany receivables, intercompany payables or intercompany advances directly owed by us to any Subsidiary of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior indefeasible payment in cash of the notes as they become due, except to the extent that any of the foregoing relate to a Project Finance Transaction.

Transactions with Affiliates

We will not, and will not permit any of our Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of our Affiliates, each of which is referred to as an “Affiliate Transaction,” unless:

(1) the Affiliate Transaction is on terms that are no less favorable (as reasonably determined by us) to us or the relevant Subsidiary than those that would have been obtained in a comparable transaction by us or such Subsidiary with an unrelated Person; and

(2) We deliver to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of 5% of Tangible Assets of any of the Parties to the Affiliate Transaction as of the end of the most recent fiscal quarter, referred to as the Asset Percentage, a resolution of our Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the Asset Percentage, an opinion as to the fairness to us of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraphs:

(1) any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by us or any of our Subsidiaries in the ordinary course of business or approved by the relevant Board of Directors or equivalent governing body;

(2) transactions between or among us and/or our Subsidiaries;

(3) transactions with a Person that is our Affiliate solely because we own, directly or through a Subsidiary, an Equity Interest in, or control, such Person;

(4) payment of reasonable directors’ fees to Persons who are not otherwise our Affiliates;

(5) any issuance of our Equity Interests (other than Disqualified Stock) to our Affiliates;

(6) any agreement, instrument or arrangement as in effect as of the date hereof or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the date hereof as determined by us;

(7) any pro rata distribution (including a rights offering) to all holders of a class of our Equity Interests or Indebtedness or that of any of our Subsidiaries, including Persons who are Affiliates of us or any of our Subsidiaries; and

(8) any transaction involving sales of gas, electric capacity, energy, fertilizer, ancillary services, transmission services and products, steam, emissions credits, fuel, fuel transportation, fuel storage, renewable energy credits and environmental attributes, on terms that are no less favorable (as reasonably determined by us) to us or the relevant Subsidiary than those that would have been obtained in a comparable transaction by us or such Subsidiary with an unrelated Person.

Business Activities

We will not, and will not permit any of our Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to us and our Subsidiaries taken as a whole or to such extent as are incidental to or in furtherance of Permitted Businesses.

Use of Proceeds

We will use the proceeds of the notes only in connection with costs and expenses associated with the construction and operation of our Subsidiaries’ projects, which costs and expenses may include, without limitation, costs of materials, equipment and labor, debt service, license fees which may become due to DBT, operations and maintenance costs, and reimbursement of us or our Affiliates of equity contributions, subordinate debt or other project-related expenses advanced by us or such Affiliates in anticipation of receipt of the proceeds of any offering of the notes. In addition, notes may be issued under the indenture from time to time directly to third parties as payment for any of the foregoing costs and expenses.

Payments for Consent

We will not, and will not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any monetary consideration to or for the benefit of any holder of any notes for or as an inducement to any consent under or waiver or amendment of any of the terms or provisions of the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent.

Events of Default and Remedies

The following events constitute “Events of Default” under the indenture:

(1)	we fail to pay the principal or premium, if any, on any of the notes when due and the time for payment has not been extended or delayed;

(2)	we fail to pay interest on the notes when due if such failure continues for 30 days;

(3)	we fail to perform any covenant in the indenture if such failure continues for 45 days after notice is given in accordance with the indenture;

(4)	we or any of our Subsidiaries fail to make any payment at maturity on any Indebtedness, including any applicable grace periods, in an amount in excess of $1,000,000, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the indenture;

(5)	a default by us or any of our Subsidiaries on any Indebtedness that results in the acceleration of Indebtedness in an amount in excess of $1,000,000, without this Indebtedness being discharged or the acceleration being rescinded or annulled within 30 days after notice is given in accordance with the indenture; or

(6)	certain events involving bankruptcy, insolvency or reorganization of our company.

The indenture requires us to give prompt written notice to the trustee of a default or Event of Default under the indenture by us, specifying such default or Event of Default and the action we have taken or propose to take with respect thereto. The Trustee is generally required under the indenture, within 90 days after its becoming aware of a default, to provide holders of the notes written notice of all incurred defaults. However, the Trustee may, except in the case of a payment default on the notes, withhold this notice of default if it determines that withholding the notice is in the best interest of the holders of the notes.

If an event of default has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding notes may declare the principal and premium, if any, on the notes to be immediately due and payable. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under circumstances set forth in the indenture, rescind the acceleration of the principal of and premium, if any, on the notes, other than the payment of principal of the notes that has become due other than because of the acceleration. If an event of default arising from events of bankruptcy, insolvency or reorganization occurs and is continuing with respect to us, all unpaid principal of and accrued interest on the outstanding notes would become due and payable immediately without any declaration or other act on the part of the Trustee or holders of the notes.

Holders of a majority in principal amount of outstanding notes may, in writing, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to specified limitations. Before exercising any right or power under the indenture at the direction of the holders, the Trustee will be entitled to receive from such holders reasonable security or indemnity against any costs, expenses and liabilities that it might incur as a result.

Before a holder of the notes may take any action to institute any proceeding relating to the indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

(1)	the holder must have given the Trustee written notice of a continuing event of default;

(2)	the Holders of at least 25% of the aggregate principal amount of all outstanding notes must make a written request of the Trustee to take action because of the default;

(3)	Holders must have offered reasonable security or indemnification to the Trustee against the cost, expenses and liabilities of taking action; and

(4)	the Trustee must not have taken action for 60 days after receipt of such notice and offer of security or indemnification.

These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on the notes or the right to convert the notes in accordance with the indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default, except if:

(1)	we fail to pay the principal of, premium or interest on any of the notes when due;

(2)	we fail to convert any of the notes into Common Stock in accordance with the terms of the indenture; or

(3)	we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each of the outstanding notes affected.

We will send the Trustee annually a statement as to whether we are in default and the nature of any default under the indenture.

Modification and Waiver

We and the Trustee may, from time to time, and at any time, without the consent of the holders of the notes, make a modification or amendment to the indenture, for one or more of the following purposes:

(1)	to cure any ambiguity, defect or inconsistency in the indenture;

(2)	to comply with the terms of a sale, conveyance, transfer or other disposition of the notes;

(3)	to provide for uncertificated notes in addition to or in place of certificated notes;

(4)	to make such changes or additions as may be necessary or desirable in connection with the issuance of any notes in transactions exempt from the registration requirements of the Securities Act;

(5)	to add to our covenants for the benefit of the holders of all of the notes or to surrender any right or power conferred upon us;

(6)	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of the notes;

(7)	to make any change that does not adversely affect the rights of any holder of the notes; or

(8)	to provide for the issuance of and establish the form and terms and conditions of the notes, to establish the form of any certifications or to add to the rights of the holders of the notes.

We and the Trustee may not, however, modify or amend the indenture without the consent of the holders of a majority in principal amount of the outstanding notes affected if such modification or amendment would add to, delete from or revise any other provision in the indenture not covered by the previous paragraph.

Furthermore, we and the Trustee may not modify or amend the indenture without the consent of the holders of each of the outstanding notes affected if such modification or amendment would:

(1)	extend the fixed maturity of the notes;

(2)	reduce the interest rate or extend the time of payment of interest on any of the notes;

(3)	reduce the principal amount or any premium of any of the notes;

(4)	reduce any amount payable upon redemption of any of the notes;

(5)	adversely change our obligation to redeem any of the notes upon a Change in Control;

(6)	adversely change the holder’s right to institute suit for the payment of any of the notes;

(7)	change the currency in which any of the notes are payable;

(8)	adversely modify the right to convert the notes; or

(9)	reduce the percentage required to consent to modifications and amendments.

Covenant Defeasance

We may elect to discharge our obligations under most of the covenants under the indenture (including without limitation, the restrictions on incurrence of indebtedness and issuance of stock, liens, sale and leaseback transactions, dividend and other payment restrictions, application of proceeds of Asset Sales, mergers, consolidation and sale of assets, subordination of intercompany indebtedness, transactions with affiliates and business activities, and the failure to comply with such covenants will no longer constitute Events of Default) by irrevocably depositing in trust with the Trustee money (in U.S. dollars) or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the Trustee of an opinion of counsel that the deposit will not cause the holders of the notes to recognize gain or loss for U.S. federal income tax purposes.

Satisfaction and Discharge

We may discharge our obligations under the indenture while notes remain outstanding if:

•	all notes will become due in one year or are scheduled for redemption in one year; and

•	we deposit sufficient funds to pay all outstanding notes on their scheduled maturity or redemption date.

Governing Law

The notes and the indenture are governed by the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended, is applicable.

Concerning the Trustee

We have appointed the Trustee as the initial paying agent, exchange agent and registrar for the notes. We may maintain deposit accounts and conduct other banking transactions with the Trustee or its affiliates in the ordinary course of business. In addition, the Trustee and its affiliates may in the future provide banking and other services to us in the ordinary course of their business.

If the Trustee becomes one of our creditors, the indenture may limit the right of the Trustee to obtain payment on or realize on security for its claims. If the Trustee develops any conflicting interest with us or the holders of the notes, it must eliminate the conflict or resign.

The Trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Insurance

The indenture provides that we will provide, or cause to be provided, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by Persons similarly situated and owning like properties, including, but not limited to, fire, public liability, business interruption, and other insurance, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts with such deductibles and by such methods as shall be determined in good faith by us to be appropriate.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

The notes will initially be issued in book-entry form. This means that the notes may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry securities represented by the global security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters, or agents participating in the distribution of the book-entry securities. Ownership of book-entry securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer, or pledge beneficial interests in book-entry securities.

Only the person in whose name a note is registered is recognized as the holder of that note. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for notes issued in global form, we will recognize only the depositary as the holder of the notes, and we will make all payments on the notes to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the notes.

As a result, investors in a book-entry note will not own notes directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the notes are issued in global form, investors will be indirect holders, and not holders, of the notes.

Street Name Holders

We may terminate a global security or issue securities in non-global form under certain circumstances. In these cases, investors may choose to hold their notes in their own names or in “street name.” Notes held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those notes through an account he, she, or it maintains at that institution.

For notes held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the notes are registered as the holders of those securities, and we will make all payments on those notes to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold notes in street name will be indirect holders, not holders, of those notes.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the notes. We do not have obligations to investors who hold beneficial interests in global securities, in street name, or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a note or has no choice because we are issuing the notes only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend the indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture, or for other purposes. In such event, we would seek approval only from the holders, and not the indirect holders, of the notes. Whether and how the holders contact the indirect holders is up to the holders.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms. Each note issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution, or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. DTC will be the depositary for all notes issued in book-entry form.

A global security may not be transferred or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole beneficial owner and holder of all notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose note is represented by a global security will not be a holder of the note, but only an indirect holder of a beneficial interest in the global security.

The notes will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may represent the notes through another book-entry clearing system or decide that the notes may no longer be held through any book-entry clearing system.

We may at any time and in our sole discretion determine not to have any of the book-entry notes represented by one or more global securities and, in that event, we will issue certificated securities in exchange for the global securities.

The laws of some states require that certain holders take physical delivery in definitive form of securities that they own. Prospective investors should consult their advisors to determine the applicability of such law to them. In addition, because of the book entry procedures described herein, the ability of a holder having a beneficial interest in a global security to pledge such interest may be affected by the lack of a physical certificate evidencing such an interest.

Special Considerations for Indirect Holders

If you hold notes through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you notes registered in your own name so you can be a holder, if that is permitted in the future;

•	how to exercise the right to convert your securities;

•	how it would exercise rights under the notes if there were a default or other event triggering the need for holders to act to protect their interests; and

•	while the notes are global securities, how the depositary’s rules and procedures will affect these matters.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of notes and instead deal only with the depositary that holds the global security.

As long as the notes are represented by a global security, an investor should be aware of the following:

•

An investor cannot cause the notes to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the notes, as we describe above;

•	An investor may not be able to sell interests in the notes to some insurance companies and to other institutions that are required by law to own their notes in non-book-entry form;

•

An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, conversions, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in notes transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to notes represented by that global security and has not been cured or waived.

Certain Defined Terms

Set forth below are certain defined terms used in the foregoing discussion and in the indenture. We refer you to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided. A copy of the indenture (which is comprised of the Base Indenture and the First Supplemental Indenture) has been filed as an exhibit to the registration statement to which this prospectus relates.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of our assets and the assets of our Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;” and

(2) the issuance of Equity Interests in any of our Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than 5% of our Tangible Assets;

(2) a transfer of assets between or among us and any Subsidiary;

(3) an issuance of Equity Interests by a Subsidiary to us or to another Subsidiary, or to any other Person, if such issuance to such other Person is in connection with a Project Finance Transaction;

(4) the sale or lease of products (including environmental attributes), services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn out or obsolete assets or assets no longer used or useful in our or any Subsidiary’s business;

(5) the sale or other disposition of cash, Cash Equivalents or securities held for investment purposes;

(6) a Permitted Investment;

(7) a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, any of the foregoing events;

(8) a disposition of assets in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action; and

(9) a disposition of a contract relating to any Hedging Obligation or any collateral delivered under a Hedging Obligation.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of each general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members or Board of Directors or Managers thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) deposit accounts with any bank, including the trustee or any of its affiliates that has a long-term debt rating of A+ or better by S&P and A1 or better by Moody’s (an “Approved Bank”);

(4) time deposits, certificates of deposit, acceptances or prime commercial paper issued by an Approved Bank at the time acquired or issued (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition;

(5) repurchase obligations for underlying securities of the types described in clause (2) entered into with an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition and secured by securities of the type described in clause (2), the market value of which (including accrued interest) is not less than the amount of the applicable repurchase agreement;

(6) commercial paper with a rating of A-1 by S&P and P-1 by Moody’s and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds which invest primarily in Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Consolidated Capitalization” means an amount equal to the sum of:

(1) our Indebtedness and that of our Subsidiaries on a consolidated basis, minus

(2) an amount equal to the Indebtedness of a Subsidiary that is not wholly owned by us or any other Subsidiary and whose Indebtedness is not guaranteed by us or any other Subsidiary, multiplied by the percentage of equity ownership of such Subsidiary not owned by us and our Subsidiaries on a consolidated basis; plus

(3) the shareholders equity of us and our Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Net Worth” means, with respect to a specified Person as of any date, the assets of such Person less the liabilities of such Person all as determined on a consolidated basis in accordance with GAAP.

“Contract Security” means any credit enhancement, collateral agreement or performance guarantee, whether financial or otherwise, with respect to a contract or other obligation, including, without limitation, any escrow, performance bond or letter of credit.

“Debt to Capitalization Ratio” means, for any period, the ratio of our Indebtedness and that of our Subsidiaries on a consolidated basis to Consolidated Capitalization.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the latest date on which any Indebtedness issued under the indenture matures. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture shall be equal to the maximum amount that we and our Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means one or more of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that shall have occurred and be continuing:

(1) default in the payment of the principal of and premium, if any, on any of the notes as and when the same shall become due and payable; or

(2) default in the payment of interest upon any of the notes for 30 days after the date on which the same shall have become due and payable; or

(3) failure on our part duly to observe or perform any other of the covenants in the notes or the First Supplemental Indenture (other than certain covenant defaults dealt with elsewhere in the First Supplemental Indenture) and the continuance of such failure for a period of 45 days after the date on which written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes at the time outstanding determined; or

(4) failure on the part of us or any Subsidiary to make any payment at maturity, including any applicable grace periods, in respect of Indebtedness of, or guaranteed or assumed by, us or any Subsidiary, in a principal amount then outstanding in excess of U.S. $1,000,000, and the continuance of such failure for a period of 30 days after there shall have been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding, a written notice specifying such default and requiring us to cause such default to be cured or waived and stating that such notice is a “Notice of Default”; or

(5) default on the part of us or any Subsidiary with respect to any Indebtedness of, or guaranteed or assumed by, us or any Subsidiary, which default results in the acceleration of Indebtedness in a principal amount then outstanding in excess of U.S. $1,000,000, and such Indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled for a period of 30 days after there shall have been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding, a written notice specifying such default and requiring us to cause such Indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default”; or

(6) we shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to ourself or our debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of us or any substantial part of our property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against us, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay our debts as they become due; or

(7) an involuntary case or other proceeding shall be commenced against us seeking liquidation, reorganization or other relief with respect to ourself or our debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of us or any substantial part of our property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by our chief financial officer or Board of Directors.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means the net obligations of us or any Subsidiary under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rate risk; and

(3) other agreements or arrangements designed to protect us or any Subsidiary against fluctuations in currency exchange rates or fluctuations in the prices of commodities which are inputs to or products of the Facilities, including without limitation any gas or electric price protection arrangements.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication):

(1) in respect of borrowed money;

(2) evidenced by bonds, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof or guarantees thereof;

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing or entered into in connection with any Hedging Obligations,

if and to the extent any of the preceding items (other than guarantees, letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of and premium (if any) on the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of other Persons secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such asset at such date of determination, and

(B) the amount of such Indebtedness of such other Persons.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or similar obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude extensions of trade credit by us and our Subsidiaries in the ordinary course of business. If we or any of our Subsidiaries sells or otherwise disposes of any Equity Interests of any of our direct or indirect Subsidiaries such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of our Investments in such Subsidiary that were not sold or disposed of. The acquisition by us or any of our Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by us or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Except as otherwise provided in the indenture, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of original issuance and delivery of any notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease that constitutes a security interest.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means our net income (loss) determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (A) any Asset Sale; or (B) the disposition of any securities by us or any of our Subsidiaries or the extinguishment of any of our Indebtedness or any Indebtedness of our Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by us or any of our Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Obligations” means any principal, interest, premium, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Businesses” means the businesses of developing, constructing, owning and/or operating facilities for the production of gas, electricity, energy, potentially tradeable environmental attributes, such as renewable energy credits and carbon sequestration credits and other valuable by-products from renewable sources and providing related services and products in the energy market and any businesses or activities incidental or reasonably related thereto or in support thereof, and such other business as would not be material to us and our Subsidiaries, taken as a whole.

“Permitted Investment” means:

(1) any Investment in us or in a Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by us or any Subsidiary in a Person, if as a result of such Investment:

(A) such Person becomes a Subsidiary; or

(B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of our Equity Interests (other than Disqualified Stock);

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of our business of or that of any of our Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by or entered into in connection with Hedging Obligations;

(8) any Investment acquired by us or any of our Subsidiaries on account of any claim against, or interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by us or any of our Subsidiaries with respect to any claim against any other Person;

(9) repurchases of the notes or pari passu Indebtedness;

(10) any Investments arising in connection with, relating to or in furtherance of any Project Finance Transaction;

(11) payment of consolidated taxes;

(12) receivables owing to us or a Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as we or such Subsidiary deems reasonable under the circumstances; and

(13) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not in excess of the Asset Percentage.

“Permitted Liens” means:

(1) Liens securing any Permitted Debt, including, without limitation, Liens granted by us or any of our Subsidiaries, or otherwise arising in connection with, a Project Finance Transaction;

(2) Liens on assets of a Subsidiary in existence on the date on which such Person becomes a Subsidiary;

(3) Liens securing obligations under sale leaseback transactions permitted by the covenant described above under the caption “Certain Covenants—Limitation on Sale and Leaseback Transactions,” covering only the assets subject to such transaction;

(4) Liens in favor of us or a Subsidiary;

(5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(6) Liens imposed by or arising under law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(7) survey exceptions, encumbrances, easements or reservations, including those for licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, mineral reservations and rights and leases, zoning restrictions and other restrictions as to the use of real property;

(8) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture if such Permitted Refinancing Indebtedness is incurred by the same obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (except as provided in the proviso in clause (4) of the definition of Permitted Refinancing Indebtedness); provided, however, that:

(A) the new Lien shall be limited to all or part of the same categories of property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof), and

(B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement and (iii) any protective advances with respect to the property and assets that secure such Permitted Refinancing Indebtedness;

(9) financing statements (including precautionary statements) filed in connection with a Capital Lease Obligation or an operating lease, in each case, not prohibited hereunder; provided that no such financing statement extends to, covers or refers to as collateral, any property or assets of ours or of a Subsidiary, other than the property or assets which are subject to such Capital Lease Obligation or such operating lease;

(10) Liens arising out of or in connection with any judgment that does not constitute an Event of Default or in connection with any litigation or other legal proceeding as to which an appeal to contest or review is timely commenced in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided that any right to levy, seizure, attachment, sequestration, foreclosure or garnishment of any property and assets of ours or of a Subsidiary thereof arising out of or in connection with any such Lien has been and continues to be enjoined or effectively stayed;

(11) inchoate statutory Liens arising under ERISA;

(12) Liens (A) on cash and short-term investments (i) deposited by us or any of our Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by us or any of our Subsidiaries, in the case of clause (i) or (ii), to secure obligations with respect to (a) contracts for commercial and trading activities in the ordinary course of business and contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (b) interest rate, commodity price, or currency rate management contracts or derivatives and (B) encumbering assets other than accounts or receivables arising out of contracts or agreements relating to the generation, distribution or transmission of energy; provided that all such agreements or contracts are entered into in the ordinary course of business;

(13) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights, contractual rights of setoff or netting arrangements entered into in the ordinary course of business and similar rights with respect to deposit accounts, commodity accounts and/or securities accounts;

(14) pledges and deposits to secure the payment of worker’s compensation, unemployment insurance, social security benefits or obligations under similar laws, or to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements), reimbursement or indemnity obligations arising out of surety, performance, or other similar bonds, and other obligations of a like nature, in each case incurred in the ordinary course of business;

(15) Liens granted by a Person in favor of a commercial trading counterparty pursuant to a netting agreement, which Liens encumber rights under agreements that are subject to such netting agreement and which Liens secure such Person’s obligations to such counterparty under such netting agreement; provided, that any such agreements and netting agreements are entered into in the ordinary course of business; and provided, further, that the Liens are incurred in the ordinary course of business and when granted, do not secure obligations which are past due;

(16) Liens created in connection with the indemnity and contribution obligations in favor of underwriters or note purchasers in connection with the notes;

(17) Liens incurred in the ordinary course of business securing obligations that in the aggregate at any one time outstanding do not exceed the Asset Percentage;

(18) Liens securing any working capital line of credit required by the terms of any Project Finance Transaction; and

(19) Liens granted in support of any Hedging Obligations.

“Permitted Prior Liens” means (1) Liens described in clauses (2), (3), (4), (5), (6), (7), (9), (12), (13), (14), (15), (16) and (18) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the security documents.

“Permitted Refinancing Indebtedness” means any Indebtedness of us or any of our Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of us or any of our Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses, costs and fees and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) such Indebtedness is incurred either by us or by the Subsidiary who is the obligor or guarantor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) if incurred by us, such Indebtedness may be guaranteed by any Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Project Finance Transaction” means a debt, equity or other financing agreement or arrangement, including, without limitation, any financing or capital lease or sale and leaseback transaction, entered into for the principal purpose of financing the development, construction or operation of any facility in furtherance of the Permitted Businesses, including working capital therefor, and any agreement or arrangement entered into by, between or among us, any of our Subsidiaries or any other person in connection therewith or in furtherance thereof.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tangible Assets” means, as of any date with respect to a Subsidiary, the tangible assets of that Subsidiary, and with respect to us, the combined tangible assets of us and our Subsidiaries, in each case as determined in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

To comply with Internal Revenue Service Circular 230, you are hereby notified that:

•

any discussion of United States federal tax issues contained or referred to in this prospectus is not intended or written to be used, and cannot be used by owners of the notes, for the purposes of avoiding penalties that may be imposed on owners under the Internal Revenue Code;

•	such discussion is being used in connection with the promotion or marketing by us of the transactions or matters addressed herein; and

•	you should seek advice based on your particular circumstances from an independent tax advisor.

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of our common stock into which the notes are convertible, referred to as the conversion shares, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, U.S. Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, referred to as the IRS and court decisions, all as of the date hereof. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

This summary is limited to investors who are U.S. Holders, as defined below, and who purchase the notes upon their initial issuance at their initial issue price and who hold the notes and the conversion shares as capital assets. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or any federal estate or gift tax rules. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	controlled foreign corporations and passive investment companies;

•	foreign persons or entities;

•	persons who hold the notes or the conversion shares through S-corporations, or other pass-through entities;

•	certain former citizens or long-term residents of the U.S.;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	persons who hold the notes or conversion shares as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; or

•	persons deemed to sell the notes or conversion shares under the constructive sale provisions of the Code.

For purposes of this summary, “U.S. Holder” means a beneficial owner of the notes and the conversion shares that is:

•	an individual citizen or resident of the U.S.;

•

a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership holds the notes or conversion shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner in a partnership holding the notes, such holder should consult its own tax advisor.

You are urged to consult your tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the notes and conversion shares arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable income tax treaty.

Classification of the Notes

The determination of whether an instrument is classified as indebtedness, rather than as equity, for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial, or administrative authority that directly addresses the U.S. federal income tax treatment of an instrument substantially similar to the notes. We intend to take the position that the notes will be classified as indebtedness for all U.S. federal income tax purposes. We cannot assure you that the IRS or a court will agree with this position. If the IRS were to successfully challenge the classification of the notes as indebtedness, interest payments and principal payments on the notes would be treated for U.S. federal income tax purposes as dividends to the extent of our current or accumulated earnings and profits. See “—Dividends” below.

We agree, and by acquiring a beneficial interest in the notes each holder of notes will be deemed to have agreed, to treat the notes as indebtedness for U.S. federal income tax purposes. Under the Code, characterization of the notes as indebtedness is binding on all holders except to the extent that a holder discloses on his tax return that the holder is treating the notes in a manner that is inconsistent or the IRS or a court determines that our characterization is incorrect. The remainder of this summary assumes that the notes are classified as indebtedness for U.S. federal income tax purposes. Holders of notes should consult their own tax advisors regarding the tax consequences if the notes are not treated as indebtedness for U.S. federal income tax purposes.

Assuming that the notes are treated as indebtedness for U.S. federal income tax purposes, then the following U.S. federal income tax considerations will apply:

Payment of Interest

Interest income on the notes, computed at the coupon rate in effect for the period in question, will generally be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder’s method of accounting for U. S. federal income tax purposes.

Sale, Exchange, Redemption or Repurchase of the Notes

In general, upon the sale, exchange, redemption or repurchase of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or repurchase (not including any amount attributable to accrued but unpaid interest that the U.S.

Holder has not already included in gross income) and the U.S. Holder’s adjusted tax basis in the note. Any amount attributable to accrued but unpaid interest that the U.S. Holder has not already included in gross income will be treated as a payment of interest, see “Payment of Interest” above. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder, reduced by any principal payments received by the U.S. Holder and increased by any accrued but unpaid interest the U.S. Holder has included in income.

The gain or loss recognized by a U.S. Holder on a disposition of a note will be long-term capital gain or loss if the U.S. Holder held the note for more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at a maximum 15% U.S. federal tax rate. Capital losses realized by a U.S. Holder from the disposition of capital assets (including the notes) during any taxable year are, with minor exceptions, deductible only to the extent of capital gains realized in that taxable year or certain permitted carryover years.

Conversion of the Notes

If a U.S. Holder receives a combination of cash and conversion shares in exchange for notes upon conversion, the U.S. Holder will generally recognize gain, but not loss, equal to the lesser of (i) the excess of the fair market value of the conversion shares and cash received (except with respect to any cash paid in lieu of fractional conversion shares, and with respect to any amount representing accrued qualified stated interest and which will be taxable as interest income) over the U.S. Holder’s adjusted tax basis in the notes (excluding the portion of the tax basis that is allocable to any fractional share) or (ii) the amount of cash received by the U.S. Holder. The tax basis of the conversion shares received upon such a conversion will equal the adjusted tax basis of the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued qualified stated interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). The holding period of the conversion shares received upon such a conversion will include the period during which the U.S. Holder owned the note that was converted.

Alternative characterizations may be possible that could affect the amount, timing, and character of income realized by a U.S. Holder upon the receipt of a combination of cash and conversion shares. Such characterizations might include treatment as, in part, an exchange of a portion of the note for cash and, in part, a conversion of the remainder of the note for conversion shares. U.S. Holders should consult their tax advisors regarding the tax treatment of the receipt of cash and conversion shares in exchange for notes upon conversion.

Cash received by a U.S. Holder in lieu of a fractional conversion share will be treated as received in redemption of such fractional share, and gain or loss will be recognized by the U.S. Holder in an amount equal to the difference between the cash received and the portion of the basis of the notes allocable to such fractional interest. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the holding period for such notes was greater than one year as of the date of the conversion.

Constructive Distributions

U.S. Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of conversion shares if the conversion price of such instruments is adjusted. Under the Code and applicable Treasury Regulations, adjustments that have the effect of increasing a U.S. Holder’s interest in our assets or earnings and profits (such as a conversion rate adjustment in connection with a payment of dividends to our shareholders) may, in some circumstances, result in a deemed distribution to the U.S. Holder. U.S. Holders should consult their tax advisors with respect to the U.S. federal income tax consequences and treatment of any conversion rate adjustments.

Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules under the Code governing corporate distributions. However, it is unclear whether such deemed distribution would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate

Holders or for the dividends-received deduction applicable to certain dividends paid to corporate Holders. U.S. Holders should carefully review the conversion rate adjustment provisions and consult their tax advisors with respect to the tax consequences of any such adjustment.

Dividends.

Distributions, if any, made on conversion shares held by a U.S. Holder as a result of the conversion of the notes generally will be included in the U.S. Holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. With respect to non-corporate taxpayers for taxable years beginning before January 1, 2011, such dividends are generally taxed at the lower applicable capital gains rate provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of the U.S. Holder’s adjusted tax basis in the conversion shares and thereafter as capital gain from the sale or exchange of such conversion shares. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Exchange or Redemption of Conversion Shares

Upon the sale, exchange or redemption of conversion shares held by a U.S. Holder as a result of the conversion of the notes, the U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or redemption and (ii) the U.S. Holder’s adjusted tax basis in the conversion shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the conversion shares is more than one year at the time of the sale, exchange or redemption. A U.S. Holder’s adjusted tax basis and holding period in conversion shares are determined as discussed above under “—Conversion of the Notes.” Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Under current United States federal income tax law, a 28% backup withholding tax and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain holders.

In the case of a non-corporate U.S. Holder, information reporting requirements will apply to payments of principal or interest made by us or our paying agent on a note. The payor will be required to withhold backup withholding tax if:

•	a holder fails to furnish its Taxpayer Identification Number, or TIN (which, for an individual, is the individual’s Social Security number) to the payor in the manner required;

•	a holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such holder has failed to properly report payments of interest or dividends; or

•

under certain circumstances, a holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that such holder is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting does not apply with respect to payments made to certain exempt recipients, including corporations. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding imposed upon a payment to a U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is furnished to the IRS.

DESCRIPTION OF CAPITAL STOCK

The notes are convertible into shares of our common stock, as described above under the headings “Description of the Notes and the Indenture – Voluntary Conversion, “Description of the Notes and the Indenture —Conversion Price” and “Description of the Notes and the Indenture—Mandatory Conversion.” The registration statement to which this prospectus relates also covers the shares of our common stock issuable upon conversion of the notes under the Securities Act of 1933, as amended.

Our authorized capital stock currently consists of 50,000,000 shares of common stock and 2,000,000 shares of preferred stock, of which 1,718,759 shares are undesignated and 281,241 shares have been designated as series A 9% cumulative convertible preferred stock, referred to as the series A preferred stock, and which are currently issued and outstanding. As of December 31, 2008, there were approximately 15,614,604 shares of our common stock issued and outstanding that were held of record by approximately 162 persons and beneficially by more than 1,500 persons, and 281,241 shares of series A preferred stock issued and outstanding that were held of record and beneficially by three persons.

We will not offer preferred stock to our officers or directors unless:

•	the preferred stock is offered to our officers and directors on the same terms as it is offered to other existing stockholders or to new stockholders; or

•

such issuance of preferred stock is approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to independent legal counsel.

Common Stock

Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting in the election of directors is not authorized.

Subject to the rights of any authorized and outstanding series of preferred stock, holders of outstanding shares of common stock are entitled to those dividends declared by our board of directors out of legally available funds, and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the stockholders. Holders of outstanding shares of common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of common stock are, and all unissued common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

In addition, we have additional authorized but unissued and undesignated shares of preferred stock which may be issued at any time, and from time to time, by our board of directors, subject to the rights of the series A preferred stock to consent to certain such designations and issuances. Any additional shares of preferred stock so designated and issued by us may have rights and preferences superior to those of the common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays and costs associated with a stockholder vote on specific issuances. The issuance of preferred stock, as well as any authorized but unreserved common stock, while providing flexibility in connection with possible future financings or acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company.

Series A 9% Cumulative Convertible Preferred Stock

Our shares of series A preferred stock have rights and preferences which are superior to those of our common stock. A summary of the material terms of the series A preferred stock is set forth below:

Dividends

Each share of series A preferred stock, referred to as a preferred share, has an initial stated value of $52.71, referred to as the stated value, and will accrue dividends at a rate of 9% per annum on the stated value, payable semiannually in arrears on July 1 and January 1 and accruing daily on the basis of 12 thirty-day months in a year of 360 days. The dividends are cumulative and payable in cash out of funds legally available therefor.

Liquidation Preference

Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the preferred shares shall be entitled to receive an amount equal to 200% of the stated value, plus all accrued but unpaid dividends thereon and any accrued but unpaid liquidated damages, if any, for each preferred share, before any distribution or payment shall be made to the holders of any of our other equity securities, and if our assets are insufficient to pay in full such amounts, then all of our assets would be distributed among the holders of preferred shares pro-rata in accordance with the respective amounts due to each.

Voting

Each holder of preferred shares has the right to vote at all regular and special meetings of our stockholders on an “as converted” basis, with one vote per share of common stock underlying their preferred shares, and having voting rights and powers equal to those of the holders of common stock. In addition, we may not, without the affirmative majority vote of the holders of preferred shares (and in addition to any other vote or consent of the stockholders required by law or by our certificate of incorporation) effect any amendment to our charter or enter into any agreement that affects the rights of the holders of preferred stock.

Voluntary Conversion, Anti-Dilution Adjustments and Forced Conversion

Subject to certain beneficial ownership limitations described in the certificate of designations, preference and rights of the series A preferred stock, referred to as the certificate of designations, that sets forth the terms of the series A preferred stock, the holders of the series A preferred stock may convert all or any portion of their shares of series A preferred stock into shares of common stock at any time. Each share of series A preferred stock is initially convertible into a number of shares of common stock equal to the stated value divided by $5.271 per share, referred to as the conversion price, which initially equals 10 shares of common stock. The conversion price is subject to adjustment for stock splits, stock dividends, recapitalizations and the like, and is further subject to adjustment pursuant to a “weighted average” anti-dilution adjustment provision upon certain issuances or deemed issuances of common stock, provided that in no event may the conversion price be reduced to an amount less than $5.08 per share (subject to adjustment to reflect stock splits, stock dividends, recapitalizations and the like).

If the closing price of the common stock for each of any ten consecutive trading days exceeds $4.00 (as adjusted for stock splits, recapitalizations and the like) above the then effective conversion price, we may, upon written notice, cause each holder of series A preferred stock to convert all or part of such holder’s preferred shares, provided that certain additional conditions are met.

Beneficial Ownership Limitation

The terms of the series A preferred stock provide that such shares may not be converted to the extent that, after giving effect to such conversion, the holder would beneficially own in excess of the beneficial ownership limitation. The “beneficial ownership limitation” is defined as:

•

4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the shares of series A preferred stock held by the holder, with respect to any holder whose initial purchase amount for the shares of series A preferred stock purchased by such holder was less than $10,000,000; and

•

9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the shares of series A preferred stock held by the holder, with respect to any holder whose initial purchase amount for the shares of series A preferred stock purchased by such holder was greater than $10,000,000.

The beneficial ownership limitation with respect to a holder subject to the 4.99% limitation may be waived by such holder, at the election of such holder, upon not less than 61 days’ prior notice to us, to change the beneficial ownership limitation to 9.99%. The beneficial ownership limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder.

Redemption or Change in Dividend Rate upon Certain Triggering Events

Upon the occurrence of certain triggering events described in the certificate of designations, each of which is referred to as a triggering event, each holder of series A preferred stock will have the right to cause us to redeem all of such holder’s shares of series A preferred stock, or at the option of the holder in the case of any triggering event as a result of which the holder does not choose redemption, to increase the dividend rate on all of the outstanding preferred shares held by such holder to 16% per annum thereafter until such time as the triggering event is cured. The amount payable by us upon redemption in the case of an applicable triggering event will be 120% of the stated value per share of series A preferred stock (or 150% of the stated value per share of series A preferred stock in the case of a change of control of Environmental Power).

Negative Covenants

For so long as any shares of the series A preferred stock are outstanding, our company may not, and shall not permit any of its subsidiaries to, directly or indirectly:

•

other than certain permitted indebtedness (as defined below), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•

other than certain permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•	amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any holder of series A preferred stock;

•

repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of our common stock, common stock equivalents or securities ranking junior in priority to the series A preferred stock, with certain exceptions;

•	enter into any agreement or understanding with respect to any of the foregoing; or

•	pay cash dividends or distributions on junior securities.

For purposes of the foregoing covenants, “permitted indebtedness” means:

•	any indebtedness existing on the date of original issuance of the series A preferred stock;

•	any indebtedness incurred by any subsidiary of Environmental Power that is non-recourse to Environmental Power;

•

any indebtedness or other obligations of Environmental Power or any subsidiary pursuant to any equity contribution agreement, construction agreement, construction guarantee, operation and maintenance agreement, management services agreement or other agreement or arrangement entered into in connection with any project financing; and

•

lease obligations and purchase money indebtedness of up to $5,000,000 in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

Transfer Agent And Registrar

American Stock Transfer and Trust Company serves as the transfer agent and registrar for our common stock.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner or unless the interested stockholder acquired at least 85% of the corporation’s voting stock (excluding shares held by designated stockholders) in the transaction in which it became an interested stockholder. A “business combination” includes mergers, assets sales and other transactions resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation’s voting stock.

UNDERWRITING

We have entered into an underwriting agreement with Ziegler Capital Markets, a division of B.C. Ziegler and Company, referred to in this section as the underwriter, pursuant to which the underwriter has agreed to purchase, on a firm commitment basis, the notes being offered in the aggregate original principal amount of $5,000,000.

Notes sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any notes sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price of up to 3% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriter to certain other brokers or dealers at a discount from the initial public offering price of up to 3% of the principal amount of the notes. If all the notes are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms.

The following table summarizes the underwriting discounts and commissions that we will pay to the underwriter in connection with this offering, as well as the estimated expenses of the underwriter payable by us:

Underwriting discounts and commissions	$300,000
Expenses payable by us	$65,000

We have agreed to reimburse the underwriter up to $25,000 for its reasonable out-of-pocket expenses incurred in connection with this offering. In addition, we have agreed to reimburse the underwriter for the fees and expenses of its counsel in connection with this offering, up to a maximum of $40,000.

The notes will not be listed for trading on any exchange. While there are currently outstanding $5,000,000 aggregate original principal amount of the notes, these notes were recently issued, and there is no established trading market for the notes. We have been advised by the underwriter that the underwriter intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes that may develop.

In connection with the offering, the underwriter may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of notes than it purchases in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriter has acted as underwriter of the tax-exempt bonds issued by the Gulf Coast Industrial Development Authority of Texas and the California Statewide Communities Development Authority, in each case relating to facilities being developed by our subsidiary, Microgy Holdings, and its subsidiaries, as well as tax-exempt bonds issued by the City of Grand Island, Nebraska, relating to a facility being developed by our subsidiary, Microgy Grand Island, LLC. Microgy Holdings and its subsidiaries have guaranteed the obligations represented by the Texas and California bonds, and Microgy Grand Island has guaranteed the obligations represented by the Nebraska bonds, as described elsewhere in this prospectus or the documents incorporated by reference in this prospectus. The underwriter continues to be engaged in the sale of a portion of the California and Nebraska bonds which it acquired in such offerings. The underwriter also acted as underwriter in offering of the notes that have been issued to date.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Pierce Atwood LLP, Portsmouth, New Hampshire. Certain legal matters will be passed on for the underwriter by Ballard Spahr Andrews  & Ingersoll, LLP, Philadelphia, Pennsylvania.

EXPERTS

Our financial statements as of and for each of the years ended December 31, 2008, 2007 and 2006 and the financial schedule to our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Caturano and Company, P. C. (formerly Vitale, Caturano & Company, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference room at Judiciary Plaza Building, 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents that we file with the SEC, which means that such documents are considered part of this prospectus and that we can disclose important information to you by referring to those documents. You should read all of the information incorporated by reference because it is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

We incorporate by reference the documents listed below which we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 16, 2009 (SEC File No. 001-32393);

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, as filed with the SEC on March 27, 2009 (SEC File No. 001-32393);

•	Our Current Report on Form 8-K dated March 10, 2009, as filed with the SEC on March 13, 2009 (SEC File No. 001-32393);

•	Our Current Report on Form 8-K dated April 23, 2009, as filed with the SEC on April 28, 2009 (SEC File No. 001-32393); and

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC on May 8, 2009 (SEC File No. 001-32393).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than the exhibits to such documents unless the exhibits are specifically requested or are specifically incorporated by reference into the documents incorporated by reference in this prospectus. Requests should be directed to:

Environmental Power Corporation

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

Attention: Corporate Secretary

Telephone: (914) 631-1435

The documents incorporated by reference in this prospectus may also be accessed on the Investor Relations portion of our website, located at www.environmentalpower.com. The direct URL to the portion of our website where these documents may be accessed is http://ir.environmentalpower.com/edgar.cfm.

Energy that is… Beyond Renewable®

$5,000,000

14% Convertible Notes due January 1, 2014

PROSPECTUS

ZIEGLER CAPITAL MARKETS

a division of B.C. Ziegler and Company

                    , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee – Securities and Exchange Commission	$279
Legal fees and expenses	100,000	*
Accounting fees and expenses	70,000	*
Printing, engraving and shipping	20,000	*
Miscellaneous expenses	9,721	*
Total Expenses	$200,000	*

*	Estimated

Item 14.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Environmental Power Corporation has included such a provision in its Certificate of Incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Section 145 of the Delaware General Corporation Law permits us to indemnify, under certain circumstances, any person acting on our behalf who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative for expenses related to such proceeding if the person acted in good faith and in a manner the person reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. Our bylaws substantively provide that we will indemnify such persons to the fullest extent allowed by the Delaware General Corporation Law.

In addition, our certificate of incorporation limits the liability our of directors for monetary damages for breach of their fiduciary duty as a director other than for intentional misconduct, fraud or a knowing payment of a dividend in violation of Delaware law. Such provision limits recourse for money damages that might otherwise be available to us or our stockholders for negligence by directors acting on our behalf. Although these provisions would not prohibit injunctive or similar actions against these individuals, the practical effect of such relief would be limited. This limitation of liability under state law does not apply to any liabilities that may exist under federal

II-1

securities laws. We have also purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

We have entered into an indemnification agreement with Joseph E. Cresci, one of our directors, whereby we agree to indemnify him against any loss, liability, cost or other expense that he incurs in relation to certain of his activities related to his acting as either fiduciary or agent of all of our employee welfare benefit plans, employee pension benefit plans and benefit plans.

We have also entered into an indemnification agreement with Richard E. Kessel, our president and chief executive officer. This indemnification agreement provides for the indemnification of Mr. Kessel in his capacity as an officer and/or director of Environmental Power to the fullest extent allowed under our bylaws and Delaware law, and also provides for further indemnification in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which Mr. Kessel is a party or a witness, by reason of the fact he is or was an officer or director of Environmental Power, in each case to the extent that Mr. Kessel has satisfied applicable standards of conduct. The indemnification agreement further provides for customary procedures regarding defense of claims, advancement of expenses and enforcement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits

Please see the Exhibit Index appearing immediately after the signature pages to this Registration Statement, which is incorporated herein by reference.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on May 8, 2009.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Richard E. Kessel
Richard E. Kessel
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard E. Kessel Richard E. Kessel	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2009

/s/ Michael E. Thomas Michael E. Thomas	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 8, 2009

* Joseph E. Cresci	Chairman of the Board of Directors	May 8, 2009

* Kamlesh R. Tejwani	Vice Chairman of the Board of Directors	May 8, 2009

* Roger S. Ballentine	Director	May 8, 2009

John R. Cooper	Director

Lon Hatamiya	Director

* Steven Kessner	Director	May 8, 2009

* August Schumacher, Jr.	Director	May 8, 2009

Robert I. Weisberg	Director

*By:	/s/ Michael E. Thomas
Michael E. Thomas
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Commission on November 14, 2007 (SEC File No. 001-32393)).

3.2	Certificate of Designations, Preferences and Rights of the Registrant’s Series A 9% Cumulative Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

3.3	Second Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K dated December 7, 2007, as filed with the Commission on December 13, 2007 (SEC File No. 001-32393)).

4.1	Indenture for Senior Debt Securities, dated as of March 1, 2009, between Environmental Power Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 10, 2009, as filed with the Commission on March 13, 2009 (SEC File No. 001-32393)).

4.2	First Supplemental Trust Indenture for 14% Convertible Notes due January 1, 2014, dated as of March 1, 2009, between Environmental Power Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated March 10, 2009, as filed with the Commission on March 13, 2009 (SEC File No. 001-32393)).

4.3	Form of the 14% Convertible Notes due January 1, 2014 (contained in Exhibit 4.2).

5.1†	Opinion of Pierce Atwood LLP.

10.1*	Technology Licensing Agreement dated May 12, 2000 between Microgy and Danish Biogas Technology, A.S. (Incorporated by reference to Exhibit 10.07 to the Registrant’s Quarterly Report
on Form 10-Q for the period ended September 30, 2001 (SEC File No. 000-15472)).

10.2*	Addendum, dated April 14, 2003, to Technology Licensing Agreement dated May 12, 2000, between Microgy and Danish Biogas Technology, A.S (Incorporated by reference to Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC on March 30, 2004 (SEC File No. 000-15472)).

10.3	Addendum No. 2, dated as of March 7, 2005, to Technology Licensing Agreement dated May 12, 2000, between Microgy and Danish Biogas Technology, A.S. (Incorporated by reference to Exhibit 10.62 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 31, 2005 (SEC File No. 001-32393)).

10.4	Indemnification Agreement dated February 12, 2002 between the Registrant and Joseph Cresci, Donald Livingston, William Linehan, and their successors (Incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC on April 1, 2002 (SEC File No. 000-15472)).

10.5	Promissory Note dated July 30, 1993 by Joseph E. Cresci in favor of Environmental Power Corporation in the original amount of $161,000 (Incorporated by reference to Exhibit 10.101 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003 (SEC File No. 000-15472)).

Exhibit Number	Description

10.6	Promissory Note dated April 12, 2001 by Joseph E. Cresci in favor of Environmental Power Corporation in the original amount of $100,000.00 (Incorporated by reference to Exhibit 10.105 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003 (SEC File No. 000-15472)).

10.7	Promissory Note dated July 30, 1993 by Donald A. Livingston in favor of Environmental Power Corporation in the original amount of $161,000 (Incorporated by reference to Exhibit 10.102 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003 (SEC File No. 000-15472)).

10.8	Promissory Note dated December 15, 1995 by Donald A. Livingston in favor of Environmental Power Corporation in the original amount of $267,280.50 (Incorporated by reference to Exhibit 10.103 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003 (SEC File No. 000-15472)).

10.9	Promissory Note dated April 12, 2001 by Donald A. Livingston in favor of Environmental Power Corporation in the original amount of $100,000.00 (Incorporated by reference to Exhibit 10.106 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (SEC File No. 000-15472)).

10.10	Promissory Note dated September 9, 1997 by Robert I. Weisberg in favor of Environmental Power Corporation in the original amount of $48,575.00 (Incorporated by reference to Exhibit 10.104 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003 (SEC File No. 000-15472)).

10.11+	1993 Director Option Plan (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (SEC File No. 33-70078)).

10.12+	Restated 2001 Stock Incentive Plan (Incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 31, 2005 (SEC File No. 001-32393)).

10.13+	Restated 2002 Director Option Plan (Incorporated by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 31, 2005 (SEC File No. 001-32393)).

10.14+	Form of Non-Incentive Stock Option Agreement for option grants under the Restated 2002 Director Option Plan (Incorporated by reference to Exhibit 10.79 to the Registrant’s Registration Statement on Form S-2 (SEC File No. 333-128863)).

10.15+	2005 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the SEC on August 12, 2005 (SEC File No. 001-32393)).

10.16+	2006 Equity Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on November 14, 2007 (SEC File No. 001-32393)).

10.17+	Form of Incentive Stock Option Agreement under the 2006 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the SEC on August 14, 2006 (SEC File No. 001-32393)).

10.18+	Form of Non-Statutory Stock Option Agreement under the 2006 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the SEC on August 14, 2006 (SEC File No. 001-32393)).

Exhibit Number	Description

10.19+	Form of Stock Appreciation Right Agreement under the 2005 Equity Incentive Plan and 2006 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 13, 2007 (SEC File No. 001-32393)).

10.20+	Form of Stock Appreciation Right Agreement for Non-Employee Directors under the 2006 Equity Incentive Plan (Incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008 (SEC File No. 001-32393)).

10.21+	2006 Director Option Plan (Incorporated by reference to Appendix A to the Registrant’s definitive Schedule 14A relating to the definitive proxy materials for the Registrant’s 2006 Annual Meeting of Stockholders, as filed with the SEC on April 3, 2006 (SEC File No. 001-32393)).

10.22+	Form of Non-Statutory Stock Option Agreement under the 2006 Director Option Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the SEC on August 14, 2006 (SEC File No. 001-32393)).

10.23+	Amended and Restated Non-Statutory Stock Option Agreement, dated as of March 29, 2004, between the Registrant and Kamlesh Tejwani (Incorporated by reference to Exhibit 4.08 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC on March 30, 2004 (SEC File No. 001-32393)).

10.24+	Amended and Restated Non-Statutory Stock Option Agreement, dated August 24, 2004, between the Registrant and Joseph E. Cresci (Incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on August 24, 2004 (SEC File No. 333-118521)).

10.25+	Non-Statutory Stock Option Agreement granted under the Registrant’s 2005 Equity Incentive Plan, dated August 11, 2005, between the Registrant and Joseph E. Cresci (Incorporated by reference to Exhibit 10.82 to the Registrant’s Registration Statement on Form S-2 (SEC File No. 333-128863)).

10.26	Reserved.

10.27+	2008 Base Salaries for Named Executive Officers (Incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Commission on March 16, 2009 (SEC File No. 001-32393)).

10.28+	Amended and Restated Non-Statutory Stock Option Agreement granted under the Registrant’s Restated 2001 Stock Incentive Plan, dated June 29, 2005, between the Registrant and Steven Kessner (Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the SEC on November 8, 2005 (SEC File No. 001-32393)).

10.29+	Summary of Non-Employee Director Compensation (Incorporated by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Commission on March 16, 2009 (SEC File No. 001-32393)).

10.30+	Employment Agreement, dated July 12, 2006, between the Registrant and Richard E. Kessel (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated July 12, 2006, as filed with the SEC on July 18, 2006 (SEC File No. 001-32393)).

10.31+	Non-Statutory Stock Option Agreement, dated July 18, 2006, between the Registrant and Richard E. Kessel (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated July 12, 2006, as filed with the SEC on July 18, 2006 (SEC File No. 001-32393)).

Exhibit Number	Description

10.32+	Indemnification Agreement, dated July 12, 2006, between the Registrant and Richard E. Kessel (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated July 12, 2006, as filed with the SEC on July 18, 2006 (SEC File No. 001-32393)).

10.33+	Employment Offer Letter, dated October 11, 2006, between the Registrant and Dennis Haines (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated October 11, 2006, as filed with the SEC on October 16, 2006 (SEC File No. 001-32393)).

10.34+	Employment Offer Letter, dated May 7, 2007, between the Registrant and Michael E. Thomas (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 13, 2007 (SEC File No. 001-32393)).

10.35	Form of Common Stock Warrant to purchase 100,000 shares of Common Stock at an exercise price of $6.33 per share issued to Ladenburg, Thalmann & Co. Inc. in connection with the Registrant’s February 2005 public offering (Incorporated by reference to Exhibit 4.01 to the Registrant’s Registration Statement on Form S-2 (SEC File No. 333-121572)).

10.36	Business Development Agreement, dated October 23, 2006, between the Registrant, Microgy, Inc. and Cargill, Incorporated (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated October 23, 2006, as filed with the SEC on October 26, 2006 (SEC File No. 001-32393)).

10.37	Form of Warrant to Purchase Shares of Common Stock to be issued to Cargill, Incorporated (Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, dated October 23, 2006, as filed with the SEC on October 26, 2006 (SEC File No. 001-32393)).

10.38	Form of Subscription Agreement for the participants in the Registrant’s private placement of its Series A 9% Cumulative Convertible Preferred Stock and Common Stock Warrants in November 2006 (the “November 2006 Private Placement”) (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, dated October 23, 2006, as filed with the SEC on October 26, 2006 (SEC File No. 001-32393)).

10.39	Form of Warrant to Purchase Shares of Common Stock issued in the November 2006 Private Placement (Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K, dated October 23, 2006, as filed with the SEC on October 26, 2006 (SEC File No. 001-32393)).

10.40	Loan Agreement, dated as of October 1, 2006, between Microgy Holdings, LLC and the Gulf Coast Industrial Development Authority (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

10.41	Trust Indenture, dated as of October 1, 2006, between the Gulf Coast Industrial Development Authority and Wells Fargo Bank, National Association, as Trustee (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

10.42	Guarantee Agreement, dated as of October 1, 2006, among Microgy Holdings, LLC, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Mission Biogas, L.L.C., Hereford Biogas, L.L.C. and Rio Leche Estates, L.L.C., on the one hand, and Wells Fargo Bank, National Association, as Trustee, on the other hand (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

Exhibit Number	Description

10.43	Collateral Trust Agreement, dated as of October 1, 2006, among Microgy Holdings, LLC, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Mission Biogas, L.L.C., Hereford Biogas, L.L.C. and Rio Leche Estates, L.L.C., on the one hand, and Wells Fargo Bank, National Association, as Trustee, on the other hand (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

10.44	Support Agreement, dated as of October 1, 2006, among Environmental Power Corporation and Microgy Holdings, LLC, on the one hand, and Wells Fargo Bank, National Association, as Trustee, on the other hand (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

10.45	Indemnity Letter, dated as of November 9, 2006, by Environmental Power Corporation in favor of B.C. Ziegler and Company d/b/a Ziegler Capital Markets Group, as Underwriter (Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

10.46	Management Services Agreement, dated as of November 1, 2006, between Environmental Power Corporation and Microgy Holdings, LLC (Incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

10.47	Tax Sharing Agreement, dated as of November 1, 2006, between Environmental Power Corporation and Microgy Holdings, LLC (Incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

10.48	Form of Facility Operating Agreement between Microgy O&M, LLC and each of MST Production Ltd., Mission Biogas, L.L.C., Hereford Biogas, L.L.C. and Rio Leche Estates, L.L.C (Incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

10.49	Equity Interest Purchase Option, dated as of November 9, 2006, between Microgy, Inc. and Microgy Holdings, LLC, on the one hand, and South-Tex Morrow, Inc. (f/k/a South-Tex Treaters, Inc.) (Incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K, dated November 9, 2006, as filed with the SEC on November 14, 2006 (SEC File No. 001-32393)).

10.50	Drawing Agreement, dated as of October 1, 2006, among Microgy Holdings, LLC, Wells Fargo Bank, National Association, as Trustee, and R.W. Beck Incorporated (Incorporated by reference to Exhibit 10.50 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Commission on March 16, 2009 (SEC File No. 001-32393)).

10.51	Omnibus Agreement Regarding Termination of Lease, dated November 30, 2007, by and between Buzzard Power Corporation and Scrubgrass Generating Company, L.P. (Incorporated by reference to Exhibit 2.01 to the Registrant’s Current Report on Form 8-K, dated February 29, 2008, as filed with the SEC on March 6, 2008 (SEC File No. 001-32393)).

10.52	Assignment, Termination and Release Agreement, dated as of February 20, 2008, among Buzzard Power Corporation, EPC Corporation, Scrubgrass Generating Company, L.P. and Calyon New York Branch, as agent (Incorporated by reference to Exhibit 2.02 to the Registrant’s Current Report on Form 8-K, dated February 29, 2008, as filed with the SEC on March 6, 2008 (SEC File No. 001-32393)).

Exhibit Number	Description

10.53	Third Amendment to Amended and Restated Disbursement Agreement, dated as of February 29, 2007, by and among Scrubgrass Generating Company, L.P., Buzzard Power Corporation, Deutsche Bank Trust Company Americas, as Disbursement Agent and Deutsche Bank Trust Company Americas, as Securities Intermediary (Incorporated by reference to Exhibit 2.03 to the Registrant’s Current Report on Form 8-K, dated February 29, 2008, as filed with the SEC on March 6, 2008
(SEC File No. 001-32393)).

10.54	Loan Termination Agreement, dated November 30, 2008, between EPC Corporation and Crystal Creek Coalpower Funding, LLC (Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, dated February 29, 2008, as filed with the SEC on March 6, 2008
(SEC File No. 001-32393)).

10.55+	Stock Appreciation Right Agreement, dated February 28, 2008, between the Registrant and
Robert I. Weisberg (Incorporated by reference to Exhibit 10.55 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008 (SEC File No. 001-32393)).

10.56+	Annual Management Incentive Plan of the Registrant (Incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on May 12, 2008 (SEC File No. 001-32393)).

10.57+	Long-Term Incentive Plan of the Registrant (Incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on May 12, 2008 (SEC File No. 001-32393)).

10.58	Lease Agreement, dated as of June 1, 2008, between Microgy Grand Island, LLC and the City of Grand Island, Nebraska (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated July 22, 2008, as filed with the SEC on July 28, 2008 (SEC File No. 001-32393)).

10.59	Trust Indenture, dated as of June 1, 2008, between the City of Grand Island, Nebraska and Wells Fargo Bank, National Association, as Trustee (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated July 22, 2008, as filed with the SEC on July 28, 2008 (SEC File No. 001-32393)).

10.60	Guaranty Agreement, dated as of June 1, 2008, between Microgy Grand Island, LLC and Wells Fargo Bank, National Association, as Trustee (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated July 22, 2008, as filed with the SEC on July 28, 2008 (SEC File No. 001-32393)).

10.61	Pledge Agreement, dated as of June 1, 2008, among Microgy Grand Island, LLC, Wells Fargo Bank, National Association, as Trustee and Swift & Company (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated July 22, 2008, as filed with the SEC on July 28, 2008 (SEC File No. 001-32393)).

10.62	Support Agreement, dated as of June 1, 2008, among Environmental Power Corporation and Microgy Grand Island, LLC, on the one hand, and Wells Fargo Bank, National Association, as Trustee, on the other hand (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K dated July 22, 2008, as filed with the SEC on July 28, 2008 (SEC File No. 001-32393)).

10.63	Tax Regulatory Agreement, dated as of June 1, 2008, between Microgy Grand Island, LLC and the City of Grand Island, Nebraska (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K dated July 22, 2008, as filed with the SEC on July 28, 2008 (SEC File No. 001-32393)).

Exhibit Number	Description

10.64	Indemnity Letter, dated as of July 22, 2008, by Environmental Power Corporation in favor of B.C. Ziegler and Company d/b/a Ziegler Capital Markets Group, as Underwriter (Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K dated July 22, 2008, as filed with the SEC on July 28, 2008 (SEC File No. 001-32393)).

10.65	Loan Agreement, dated as of August 1, 2008, between Microgy Holdings, LLC and the California Statewide Communities Development Authority (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated August 28, 2008, as filed with the SEC on September 4, 2008 (SEC File No. 001-32393)).

10.66	Trust Indenture, dated as of August 1, 2008, between the California Statewide Communities Development Authority and Wells Fargo Bank, National Association, as Trustee (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated August 28, 2008, as filed with the SEC on September 4, 2008 (SEC File No. 001-32393)).

10.67	Supplemental Guarantee Agreement, dated as of August 1, 2008, among Microgy Holdings, LLC, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Mission Biogas, L.L.C., Hereford Biogas, L.L.C., Rio Leche Estates, L.L.C., Microgy Hanford, LLC, and Microgy Riverdale, LLC, on the one hand, and Wells Fargo Bank, National Association, as Trustee, on the other hand (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated August 28, 2008, as filed with the SEC on September 4, 2008 (SEC File No. 001-32393)).

10.68	Joinder, dated as of August 1, 2008, to Collateral Trust Agreement, dated as of October 1, 2006, among Microgy Holdings, LLC, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Mission Biogas, L.L.C., Hereford Biogas, L.L.C. and Rio Leche Estates, L.L.C., on the one hand (the “Texas Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee, on the other hand (the “Trustee”), executed by the Texas Subsidiary Guarantors, Microgy Hanford, LLC, and Microgy Riverdale, LLC, on the one hand, and the Trustee, on the other hand (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated August 28, 2008, as filed with the SEC on September 4, 2008 (SEC File No. 001-32393)).

10.69	Support Agreement, dated as of August 1, 2008, among Environmental Power Corporation and Microgy Holdings, LLC, on the one hand, and Wells Fargo Bank, National Association, as Trustee, on the other hand (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K dated August 28, 2008, as filed with the SEC on September 4, 2008 (SEC File No. 001-32393)).

10.70	Demand Purchase Agreement, dated September 3, 2008, by among Microgy Holdings, LLC, Environmental Power Corporation, Wells Fargo Bank, National Association, as Trustee, and the Bondholders named therein (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K dated August 28, 2008, as filed with the SEC on September 4, 2008 (SEC File No. 001-32393)).

10.71	Indemnity Letter, dated as of August 28, 2008, by Environmental Power Corporation in favor of B.C. Ziegler and Company d/b/a Ziegler Capital Markets, as Underwriter (Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K dated August 28, 2008, as filed with the SEC on September 4, 2008 (SEC File No. 001-32393)).

10.72	First Addendum to Drawing Agreement, dated September 3, 2008, among Microgy Holdings, LLC, the Trustee and R.W. Beck, Incorporated (Incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K dated August 28, 2008, as filed with the SEC on September 4, 2008 (SEC File No. 001-32393)).

10.73*	Cooperation Agreement, dated as of April 23, 2009, among Environmental Power Corporation, Microgy, Inc., Xergi, A.S. and Danish Biogas Technology, A.S. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated April 23, 2009, as filed with the SEC on April 28, 2009 (SEC File No. 001-32393)).

Exhibit Number	Description

12.1	Statement of Computation of Ratio of Earnings (Deficit) to Fixed Charges.

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission on March 16, 2009 (SEC File No. 001-32393)).

23.1	Consent of Caturano and Company, P.C.

23.2†	Consent of Pierce Atwood LLP (included in Exhibit 5.1 filed herewith).

24.1†	Power of Attorney (included in the signature pages to the initial filing of this Registration Statement).

25.1†	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended.

*	Confidential treatment granted as to certain portions, which portions have been omitted and separately filed with the Securities and Exchange Commission.

+	Management contract or compensation plan or arrangement.

†	Previously filed.